UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12
NICHOLAS FINANCIAL, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NICHOLAS FINANCIAL, INC.
Building C
2454 McMullen Booth Road
Clearwater, FL 33759-1343
(727) 726-0763

NOTICE OF ANNUAL GENERAL MEETING

To the Shareholders of Nicholas Financial, Inc:

NOTICE IS HEREBY GIVEN that the 2015 Annual General Meeting of Shareholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) will be held at the Company’s corporate headquarters, located at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Thursday, August 13, 2015, at the hour of 10:00 AM (Clearwater, Florida time) for the following purposes:

1.	to receive the Report of the Directors;

2.	to receive the consolidated financial statements of the Company for its fiscal year ended March 31, 2015 and the report of Dixon Hughes Goodman LLP, the Company’s Independent Auditors, thereon;

3.	to elect two directors to hold office until the 2018 Annual General Meeting of Shareholders or until their respective successors are duly elected and qualified;

4.	to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2016;

5.	to approve the Company’s 2015 Omnibus Incentive Plan;

6.	to provide an advisory vote on the compensation for our named executive officers; and

7.	to transact such other business as may properly come before the Meeting.

Accompanying this Notice are a Proxy Statement and Information Circular and Form of Proxy.

Shareholders of record as of the close of business on June 18, 2015 will be entitled to attend and vote at the Meeting, or any adjournment or postponement thereof. A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxy holder to attend and vote in his stead.

Your vote is important. If you are unable to attend the Meeting (or any adjournment or postponement thereof) in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set out in the Notes.

The enclosed Form of Proxy is solicited by the Board of Directors of the Company but, as set out in the Notes accompanying the Form of Proxy, you may amend it if you so desire by inserting in the space provided the name of the person you wish to represent you at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual

General Meeting of Shareholders to be Held on August 13, 2015

Pursuant to rules of the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and Information Circular and our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, are available at http://www.materials.proxyvote.com/65373J.

DATED at Clearwater, Florida, July 7, 2015.

BY ORDER OF THE BOARD OF DIRECTORS

Katie L. MacGillivary

Corporate Secretary

NICHOLAS FINANCIAL, INC

Building C

2454 McMullen Booth Road

Clearwater, FL 33759-1343

(727) 726-0763

PROXY STATEMENT AND INFORMATION CIRCULAR

AS AT AND DATED JULY 7, 2015

This Proxy Statement and Information Circular accompanies the Notice of the 2015 Annual General Meeting of Shareholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) to be held on Thursday, August 13, 2015, at 10:00 a.m. (Clearwater, Florida time), at the Company’s corporate headquarters, located at 2454 McMullen Booth Road, Building C, Clearwater, Florida, and is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at that Meeting and at any adjournment thereof.

The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 (the “Annual Report”), together with this Proxy Statement and Information Circular and the accompanying proxy form (“Proxy”), are first being mailed on or about July 7, 2015 to shareholders entitled to vote at the Meeting. Additional copies will be provided without charge upon written request to Katie L. MacGillivary, Corporate Secretary, Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759-1340. Exhibits filed with our Annual Report on Form 10-K will be provided upon written request, in the same manner noted above.

REVOCABILITY OF PROXY

If the accompanying Proxy is completed, signed and returned, the shares represented thereby will be voted at the Meeting. The giving of the Proxy does not affect the right to vote in person should the shareholder be able to attend the Meeting. The shareholder may revoke the Proxy at any time prior to the voting thereof. If you would like to obtain directions to attend the Meeting, please contact Katie L. MacGillivary at (727) 726-0763.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the shareholder or his attorney authorized in writing, or if the shareholder is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked. If you file a notice of revocation, you may then vote (or abstain from voting) your shares in person at the Meeting.

If you are a shareholder of record, you also may revoke your proxy at any time before your shares are voted by submitting a duly executed proxy bearing a later date. If you submit a later dated proxy, then your shares will be voted in accordance with that later dated proxy.

PERSONS MAKING THE SOLICITATION

THE ENCLOSED PROXY IS BEING SOLICITED BY

THE BOARD OF DIRECTORS OF THE COMPANY

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company.

VOTING SHARES AND OWNERSHIP

OF MANAGEMENT AND PRINCIPAL HOLDERS

As of the date of this Proxy Statement and Information Circular, the Company is authorized to issue 50,000,000 Common Shares without par value and 5,000,000 Preference Shares without par value. As of the close of business on June 18, 2015, the record date for determining shareholders entitled to notice of and to vote at the Meeting, there were issued and outstanding 12,422,085 Common Shares and no Preference Shares. Of the 12,422,085 outstanding Common Shares, 7,708,281 Common Shares are entitled to vote at the Meeting (hereinafter sometimes referred to as the “Voting Common Shares”) and the remaining 4,713,804 Common Shares are held by an indirect subsidiary of the Company and, pursuant to applicable law, are not entitled to vote. At a General Meeting of the Company, on a show of hands, every shareholder present in person and entitled to vote shall have one vote, and on a poll, every shareholder present in person or represented by proxy and entitled to vote shall have one vote for each share of which such shareholder is the registered holder. Shares represented by proxy will only be voted on a poll.

The following table sets forth certain information regarding the beneficial ownership of the Voting Common Shares as of June 18, 2015 regarding (i) each of the Company’s directors (including the nominees for election or re-election as directors), (ii) each of the Company’s executive officers, (iii) all directors and officers as a group, and (iv) each person known by the Company to beneficially own, directly or indirectly, more than 5% of the outstanding Voting Common Shares. Except as otherwise indicated, each of the persons listed below has sole voting and investment power over the shares beneficially owned.

NAME	NUMBER OF SHARES	PERCENTAGE OWNED
Ralph T. Finkenbrink (1) (2)	141,900	1.8%
Kevin D. Bates (3) (4)	56,700	*
Katie L. MacGillivary (5) (6)	24,000	*
Peter L. Vosotas (7) (8)	119,369	1.5%
Stephen Bragin (9) (10)	118,495	1.5%
Scott Fink (11) (12)	11,100	*
Alton R. Neal (13) (14)	7,988	*
Robin J. Hastings (15)	--	*
Mahan Family II, LLC (16)	332,838	4.3%
Renaissance Technologies LLC (17)	388,229	5.0%
Leslie Wayne Peters (18)	387,607	5.0%
Westlake Services, LLC (19)	500,000	6.5%
All directors and officers as a group (8 persons) (20)	479,552	6.1%

* Less than 1%

(1)	Mr. Finkenbrink’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(2)	Includes 20,000 shares of restricted stock which will vest on March 31, 2017 and 65,700 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(3)	Mr. Bates’ business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(4)

Includes 10,000 shares of restricted stock which will vest on March 13, 2016, 12,000 shares of restricted stock which will vest on March 31, 2017, and 32,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(5)	Ms. MacGillivary’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(6)	Includes 8,000 shares of restricted stock which will vest on March 31, 2017 and 11,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(7)

Mr. Vosotas’ address is P.O. Box 16057, Clearwater, Florida 33766. Mr. Vosotas retired as President and Chief Executive Officer of the Company effective May 31, 2014, and resigned as Chair of the Board and a director of the Company on June 25, 2014.

(8)

As reported in a Schedule 13G/A filed on May 29, 2015, of the 119,369 shares reported as being held: (i) 53,595 shares are held by the Peter L. Vosotas Trust, over which Mr. Vosotas has sole voting power and sole dispositive power; (ii) 62,356 shares are held by the Paula J. Vosotas Trust, over which Mr. Vosotas has shared voting and dispositive power; and (iii) 3,418 shares are held by the Peter L. Vosotas IRA, over which Mr. Vosotas has shared voting and dispositive power.

(9)	Mr. Bragin’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(10)	Includes 1,666 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(11)	Mr. Fink’s business address is 3936 U.S. Highway 19, New Port Richey, Florida 34652.

(12)	Includes 5,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(13)	Mr. Neal’s business address is c/o Nicholas Financial, Inc., 2454 McMullen Booth Road, Building C, Clearwater, Florida 33759.

(14)	Includes 5,000 shares issuable upon the exercise of outstanding stock options exercisable within 60 days.

(15)	Mr. Hastings’ address is 2114 Laindale Place, Valrico, Florida 33576.

(16)

Mahan Family II, LLC, together with Roger Mahan, Gary Mahan, Nancy Ernst, Kristine Mahan, Brett Mahan, Cory Ernst, Kyle Ernst, Mahan Children II, LLC, and Basking Ridge Country Club, Inc., filed a joint Schedule 13D/A on April 24, 2015. As reported in such Schedule 13D/A, Roger Mahan, Nancy Ernst and Gary Mahan are siblings, and Kristine Mahan, Brett Mahan, and Cory and Kyle Ernst are adult children of Roger Mahan, Gary Mahan and Nancy Ernst, respectively. Basking Ridge Country Club, Inc. is a New Jersey corporation wholly owned by Roger Mahan. The principal address of Basking Ridge Country Club, Inc. is 185 Madisonville Road, Basking Ridge, New Jersey 07920. Mahan Family II, LLC is a Florida limited liability company of which Roger Mahan, Nancy Ernst and Gary Mahan are equity holders and the sole managers. The principal address of Mahan Family II, LLC is 219 7th Street, Tierra Verde, Florida 33715. Mahan Children II, LLC is a Florida limited liability company of which Roger Mahan, Nancy Ernst and Gary Mahan are the sole equity holders and managers. The principal business address of Mahan Children II, LLC is 219 7th Street, Tierra Verde, Florida 33715. In addition to the 332,838 shares owned by Mahan Family II, LLC, (i) Mahan Children II, LLC owns 87,399 shares, (ii) Roger Mahan owns 9,117 shares, (iii) Kristine Mahan owns 108 shares, (iv) Cory Ernst owns 1,155 shares, (v) Brett Mahan owns 483 shares, (vi) Kyle Ernst owns 495 shares, and (vii) Basking Ridge Country Club, Inc. owns 52,000 shares. These shares collectively constitute approximately 6.3% of the Company’s outstanding Voting Common Shares as of the Record Date.

(17)

The business address of Renaissance Technologies LLC, a Delaware limited liability company, is 800 Third Avenue, New York, NY 10022. As reported in a Form 13F-HR (quarterly report filed by institutional managers) filed on May 13, 2015 for the quarterly period ended March 31, 2015, Renaissance Technologies LLC holds 388,229 shares over which it has sole voting and investment power. According to such report, Renaissance Technologies LLC holds an additional 79,595 over which it has sole investment power but no voting authority.

(18)

The principal business address of Leslie Wayne Peters is 101 Grafton Street, Suite 1801A, Bondi Junction, Australia 2022. As reported in a Schedule 13G filed on March 27, 2015, Leslie Wayne Peters has direct control over 37,000 shares and, in his capacity as Director and Chief Investment Officer of Peters MacGregor Capital Management Limited, has shared voting power over 350,607 shares which are held under investment agreements on behalf of clients of Peters MacGregor Capital Management Limited.

(19)	As reported in a Schedule 13G filed on May 8, 2015, the principal business address of Westlake Services, LLC is 4751 Wilshire Boulevard #100, Los Angeles, CA 90010.

(20)

Includes an aggregate of 120,366 shares issuable upon the exercise of outstanding stock options exercisable within 60 days. Also includes 119,369 shares beneficially owned by Mr. Vosotas, who is no longer a director or executive officer of the Company. See Note (7) above.

The Board of Directors has determined that all holders of record of Voting Common Shares as of the close of business on June 18, 2015 (the “Record Date”) will be entitled to receive notice of and to vote at the Meeting. Those shareholders so desiring may be represented by proxy at the Meeting. The Proxy, and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, must be deposited either at the office of the Registrar and Transfer Agent of the Company, Computershare Investor Services, Inc., 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, or at the Corporate Headquarters of the Company at Building C, 2454 McMullen Booth Road, Clearwater, Florida 33759-1343 not less than 48 hours, Saturdays and holidays excepted, prior to the time of the holding of the Meeting or any adjournment thereof.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Articles provide that a quorum is present if two or more shareholders of the Company are present in person (or represented by proxy) holding an aggregate of at least 33-1/3% of the total issued and outstanding Voting Common Shares of the Company as of the Record Date for the Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved. The vote required for each proposal set forth herein, including the election of directors, is set forth under the discussion herein of such proposal.

Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Except as indicated below in connection with the election of directors, where no instructions are indicated signed Proxies will be voted FOR each proposal listed in the Notice of the Meeting as set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Meeting should you be present and wish to do so.

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, Inc., then you are a “shareholder of record.” This Proxy Statement and Information Circular and related materials have been provided directly to you by the Company. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by Internet.

If your shares are held for you in a brokerage, bank or other institutional account (that is, held in “street name”), then you are not a shareholder of record. Rather, the institution is the shareholder of record and you are the “beneficial owner” of the shares. The Proxy Statement and Information Circular and accompanying materials have been forwarded to you by that institution. If you complete and properly sign the accompanying Proxy and return it in the enclosed envelope, or follow the instructions on the Proxy for voting by Internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the institution).

If you are a shareholder of record and attend the Meeting, you may vote in person by ballot at the Meeting. To vote by ballot, you must register and confirm your shareholder status at the meeting. If the shareholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the holder of record) to vote your beneficially-owned shares by ballot at the Meeting. If you are a shareholder of record, then you may opt to deliver your completed Proxy in person at the Meeting.

You will receive separate Proxies when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust or in one or more brokerage accounts. You should complete, sign and return each Proxy you receive or follow the Internet instructions on each card. The instructions on each Proxy may differ. Be sure to follow the instructions on each card.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors recommends each of the nominees set forth below for election as a Director and urges each shareholder to vote “FOR” each of the nominees. Proxies in the accompanying form will be voted at the Meeting, unless authority to do so is withheld, in favor of the election as a Director of each of the nominees named below. Brokers or other nominees who hold shares for a Non-Registered Holder no longer have the discretionary authority to vote uninstructed shares in the election of directors.

The Company’s Board of Directors currently consists of five members divided into three classes, with the members of each class serving three-year terms expiring at the third Annual General Meeting of Shareholders after their election. The Company’s Board of Directors, upon the recommendation of the Nominating/Corporate Governance Committee, has nominated: (i) Scott Fink to stand for re-election as a Director at the Meeting, to hold office for a term of three years expiring at the 2018 Annual General Meeting of Shareholders, and until his successor has been duly elected and qualified; and (ii) Robin J. Hastings to stand for election as a Director of the Meeting, to hold office for a term of three years expiring at the 2018 Annual General Meeting of Shareholders, and until his successor has been duly elected and qualified. No other person has been nominated by the Board to stand for election as a director at the Meeting. Assuming a quorum is present, the election of each of Messrs. Fink and Hastings as a Director requires that a plurality of the total votes cast with respect to Common Shares present, or represented, and entitled to vote at the Meeting vote in favor of his election. (Please note that brokers or other nominees who hold shares for you no longer have the discretionary authority to vote your uninstructed shares in the election of directors.) In the event Mr. Fink or Mr. Hastings is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that either of the foregoing nominees will be unavailable, or if elected, will decline to serve. Messrs. Fink and Hastings are residents of the United States. Certain information is set forth below for each of the nominees for Director, as well as for each Director whose term of office will continue after the Meeting.

NOMINEES FOR DIRECTOR — TERM TO EXPIRE 2018

Name	Age	Principal Occupation And Other Information

Scott Fink	54

Mr. Fink has served as a Director of the Company since August 11, 2004. In 2001, Mr. Fink was awarded the Hyundai of New Port Richey, Florida dealership, where he is currently President and Owner. He has since opened four additional automobile franchises in the Tampa Bay area – Hyundai, Mazda and Chevrolet of Wesley Chapel and Volkswagen of New Port Richey. In 1998, Mr. Fink formed S&T Collision Centers, which currently operates out of locations in Clearwater and Brandon, Florida. Prior to 1998, Mr. Fink owned and operated a Toyota and a Mitsubishi Dealership in Clearwater, Florida. Mr. Fink also previously worked for Ford Motor Company in various management positions. Mr. Fink received his Bachelor of Science degree in Accounting from Wagner College, Staten Island, New York.

Given his extensive business experience Mr. Fink brings a unique combination of leadership, financial and business analytical skills and acute business judgment to the Board. This led to the conclusion that he should continue to serve as a Director of our Company.

Robin J. Hastings	61

Mr. Hastings is the Chief Operating Officer of United Ocean Services (UOS), a subsidiary of International Shipholding Corporation, a New York Stock Exchange-listed company. UOS is a U.S. flag shipping company with primary operations in the Gulf of Mexico. He has worked in various capacities for his present company, under different ownership, for 27 years. During his tenure, Mr. Hastings has worked for National Gypsum Company, American Shipbuilding Company and TECO Transport & Trade. Mr. Hastings began his career in the financial arena of TECO Transport & Trade in 1987. He was promoted to Assistant Controller of TECO Transport & Trade before it was purchased by investors and renamed United Maritime Group (UMG) in 2008. Mr. Hastings held the positions of Controller, Vice President of Commercial Operations and Logistics, and ultimately Chief Operating Officer of United Ocean Services and remained as COO when International Shipholding purchased UOS in 2012. Mr. Hasting received both his Bachelors degree in Accounting and Finance and his Masters degree in Business Administration from the University of South Florida (USF) in Tampa, Florida.

Mr. Hastings brings considerable financial, accounting and operating skills and experience to the Board. This led to the conclusion that he should serve as a Director of our Company.

DIRECTORS CONTINUING IN OFFICE — TERM TO EXPIRE 2016

Name	Age	Principal Occupation And Other Information

Ralph T. Finkenbrink	54

Mr. Finkenbrink has served as President and Chief Executive Office of the Company since May 31, 2014, and as Chairman of the Board since July 1, 2014. He has served as a Director of the Company since 2002. Mr. Finkenbrink previously served as Senior Vice President, Chief Financial Officer and Secretary of the Company from 1997 through May 2014 and Vice President – Finance of the Company from 1992 to July 1997. He joined the Company in 1988 and served as Controller of Nicholas Financial and NDS until 1992. Prior to joining the Company, Mr. Finkenbrink was a staff accountant for MBI, Inc. from January 1984 to March 1985 and Inventory Control Manager for the Dress Barn, Inc. from March 1985 to December 1987. Mr. Finkenbrink received his Bachelor of Science Degree in Accounting from Mount St. Mary’s University in Emmitsburg, Maryland.

Mr. Finkenbrink has been with the Company for 27 years, serving in various senior executive capacities for 23 years. Given his lengthy tenure with the Company, Mr. Finkenbrink brings the continuity of mission and values on which the Company was established. He also brings valuable operational and financial analytical skills and experience, as well as industry knowledge, to the Board. This led to the conclusion that he should serve as a Director of our Company.

Kevin D. Bates	45

Mr. Bates was elected as a Director of the Company on July 1, 2014 and has served as Senior Vice President – Branch Operations of the Company since May 31, 2014. He has been employed by the Company in various capacities since April 1, 1997, most recently as Vice President of Marketing from June 2011 through May 2014 and Regional Vice President from April 2009 through May 2014. During his more than 17-year tenure with the Company, Mr. Bates also previously served as Branch Manager and Regional Director of the Company. Mr. Bates received his B.S. degree in Business Management from St. Bonaventure University in 1993.

Given his lengthy tenure with the Company, Mr. Bates provides the Board with information gained from hands-on management of Company operations, helping to identify near-term and long-term goals, challenges and opportunities. This led to the conclusion that he should serve as a Director of our Company.

DIRECTOR CONTINUING IN OFFICE — TERM TO EXPIRE 2017

Name	Age	Principal Occupation And Other Information

Stephen Bragin	85

Mr. Bragin has served as a Director of the Company since February 10, 1999. Mr. Bragin is currently the Vice President, Treasurer and a member of the Board of Directors of Curlew Hills Memory Gardens. He is the retired Regional Development Director at the University of South Florida. Mr. Bragin is also a former principal and Vice President (retired) of David Bilgore & Company and a former member of the Board of Directors of Interest Bank. He served in the U.S. Army and is a Korean War veteran. Mr. Bragin received his Bachelor of Science degree from the University of Pennsylvania (Wharton School).

Mr. Bragin has served on the Company’s Board for over 15 years, supporting institutional continuity with Company and industry knowledge accumulated through all phases of industry and economic cycles, and through the Company’s expansion over that period. Mr. Bragin’s diverse and considerable experience allows him to bring to the Board significant leadership skills, as well as a diversity of viewpoint in judgment. This led to the conclusion that he should serve as a Director of our Company.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors and Audit Committee recommend the ratification of the appointment of Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2016, and urge each shareholder to vote “FOR” such proposal. Executed and unmarked proxies in the accompanying form will be voted at the Meeting in favor of such proposal.

During the fiscal year ended March 31, 2015, the Company engaged Dixon Hughes Goodman LLP to provide certain audit services, including the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, quarterly reviews of the condensed consolidated financial statements included in the Company’s Forms 10-Q, services performed in connection with filing this Proxy Statement and Information Circular and the Annual Report on Form 10-K by the Company with the U. S. Securities and Exchange Commission (“SEC”), attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. Dixon Hughes Goodman LLP has acted as the independent registered public accounting firm for the Company since December 31, 2003.

The Audit Committee has appointed Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2016, and the Board of Directors and Audit Committee propose the ratification of such appointment. If our shareholders do not ratify the appointment of Dixon Hughes Goodman LLP at the Meeting, then the Audit Committee will reconsider its selection of Dixon Hughes Goodman LLP. No representative of Dixon Hughes Goodman LLP will be present at the Company’s Annual General Meeting or available at the Meeting to answer any questions or make any statements with respect to the Company.

Vote Required

Assuming a quorum is present, approval of the ratification of the appointment of Dixon Hughes Goodman LLP as Independent Auditors of the Company for the fiscal year ending March 31, 2016 requires that a majority of the total votes cast with respect to Common Shares present, or represented, and entitled to vote at the Meeting vote in favor of such proposal.

Fees for Audit and Non-Audit Related Matters

The fees charged by Dixon Hughes Goodman LLP for professional services rendered to the Company in connection with all audit and non-audit related matters were as follows:

	Fiscal Year Ended March 31,
	2015	2014

Audit Fees (1)	$393,000	$373,000

Audit Related Fees (2)	$ 31,020	$ 49,957

Tax Fees (3)	$ 48,775	$ 43,750

All Other Fees	None	None

(1)

Audit fees consist of fees for the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting and reviews of the Company’s condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)

Audit related fees for the fiscal year ended March 31, 2014 consisted primarily of fees for the audit of the Company’s retirement plan and also included (a) fees for workpaper access provided in connection with third-party due diligence relating to a proposed acquisition of the Company and (b) professional services rendered in connection with related filings with the SEC and consents to incorporate audit reports in such SEC filings. Audit related fees for the fiscal year ended March 31,2015 consisted primarily of fees for the audit of the Company’s retirement plan and also professional services rendered in connection with filings with the SEC related to the recently completed modified “Dutch auction” tender offer.

(3)	Fees incurred were for income tax return preparation and other compliance services.

The Audit Committee has concluded that Dixon Hughes Goodman LLP’s provision of the services described above is compatible with maintaining Dixon Hughes Goodman LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by the Company’s independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. During each of the fiscal years ended March 31, 2015 and 2014, respectively, all services were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3:  APPROVAL OF THE NICHOLAS FINANCIAL, INC.

2015 OMNIBUS INCENTIVE PLAN

The Board of Directors recommends a vote “FOR” the approval of the Nicholas Financial Inc. 2015 Omnibus Incentive Plan. Abstentions and broker non-votes will not be counted for purposes of determining whether a majority of votes has been cast in favor of this proposal. Proxies solicited by the Board will be voted “FOR” approval of the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan, unless a shareholder specifies otherwise.

Our Board of Directors has adopted the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan” or “Plan”), subject to approval by the holders of our Voting Common Shares at the Meeting. If approved by our shareholders, the Plan will allow for the granting of equity and cash incentive awards to eligible individuals, including the issuance of up to 750,000 Common Shares pursuant to awards under the Plan. Awards under the Plan are intended to support the creation of long-term value and business returns for our shareholders. We believe the Plan strikes an appropriate balance between rewarding performance and limiting shareholder dilution, while providing our company with the flexibility to meet changing compensation needs.

Authorized Shares and Stock Price

Our Articles authorize the issuance of 50,000,000 Common Shares. There were 7,708,281 Voting Common Shares issued and outstanding as of the Record Date, and the market value of a Common Share as of that date was $12.96.

To determine the number of Common Shares to be authorized under the Plan, our Board of Directors considered the needs of our Company for shares, based on the current and expected future equity grant mix, and the potential dilution that awarding the requested shares may cause to existing shareholders. Our Board of Directors also considered the need for shareholder approval of the performance goals in the Plan to maintain our ability to grant awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Such performance-based compensation is not included in the limit of $1,000,000 per year per covered executive on compensation that is deductible by us. Our existing equity incentive plan, the Nicholas Financial, Inc. Equity Incentive Plan (“the “Equity Plan”), has only 8,615 Common Shares remaining available thereunder for future awards.

Our Board of Directors determined that 750,000 Common Shares should be authorized under the Plan. Our Board of Directors is seeking shareholder approval for the Plan and the pool of shares available under the Plan. Because this proposal to approve the Plan does not contemplate the amount or timing of specific equity awards in the future, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards.

Summary of the Terms of the Plan

The following is a summary of the material provisions of the Plan, a copy of which is attached hereto as Appendix A and incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the Plan. Any inconsistencies between this summary and the text of the Plan will be governed by the text of the Plan.

Purpose and Effective Date

The purpose of the Plan is to promote the best interests of our Company and our shareholders by providing our and our affiliates’ key employees and non-employee directors with an opportunity to acquire a proprietary interest in our Company or receive other incentive compensation on the potentially favorable terms that the Plan provides. We intend that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of our Company and its affiliates by those key employees and directors who are primarily responsible for shaping and carrying out the long-range plans of our Company and securing its continued growth and financial success, all of which benefits our shareholders. The Plan became effective when it was approved by our Board of Directors, subject as to any awards granted prior to approval by our shareholders at the Meeting to such approval.

Administration and Eligibility

The Compensation Committee of our Board of Directors, or any successor committee with similar authority that the Board may appoint, which in either case consists of not less than two members of the Board who meet the “outside director” requirements of Section 162(m) of the Code and the “non-employee director” requirements of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”) (either referred to as the “Committee”) will administer the Plan as to participants other than non-employee directors. Our Board of Directors will administer the Plan as to non-employee directors. We refer herein to the Committee or the Board, as applicable, as the “Administrator.” The Plan authorizes the Administrator to interpret the provisions of the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award or any agreement covering an award; and make all other determinations necessary or advisable for the administration of the Plan, in each case in its sole discretion.

To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Compensation Committee may delegate to one or more of our officers, any or all of their respective authority and responsibility as an administrator of the Plan. However, no such delegation is permitted with respect to stock-based awards made to any participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of non-employee directors.

The Administrator may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of our Company or its affiliates; any individual who we or one of our affiliates has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director. Currently the persons eligible to participate in the Plan consist of approximately 335 employees and three non-employee directors.

Types of Awards

The Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards. These award types are described in further detail below.

Stock Subject to the Plan

The Plan provides that 750,000 Common Shares are reserved for issuance under the Plan. The Plan also provides that we may issue an aggregate of 750,000 Common Shares upon the exercise of incentive stock options.

The number of shares reserved under the Plan will be depleted on the date of grant of an award by the maximum number of shares, if any, with respect to which the award is granted. In general, if an award granted under the Plan lapses, expires, terminates or is cancelled without the issuance of shares under, or the payment of other compensation with respect to the shares covered by, the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and we reacquire them pursuant to rights reserved upon the issuance of the shares, then such shares will again be available for issuance under the Plan, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive stock options. Shares purchased by the Company using proceeds from option exercises, shares tendered or withheld in payment of the exercise price of an option or as a result of the net settlement of an outstanding stock appreciation right, or shares tendered or withheld to satisfy federal, state or local tax withholding obligations, may not be re-credited to the reserve.

If any of our Common Shares subject to awards granted under the Equity Plan would again become available for new grants under the terms of such plan if such plan were still in effect after the effective date of the Plan (taking into account the Equity Plan’s provisions concerning termination or expiration, if any), then those Common Shares will be available for the purpose of granting awards under the Plan, thereby increasing the number of Common Shares available for issuance under the Plan.

Options

The Administrator will generally determine all terms and conditions of each option. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the exercise price may not be less than the fair market value of the shares subject to the option as determined on the date of grant (except that, to the extent permitted by and consistent with the requirements of Code Section 409A, the exercise price may vary during the term of the option if the Administrator determines that there should be adjustments to the exercise price relating to achievement of performance goals and/or to changes in an index or indices that the Administrator determines is appropriate (but in no event may the exercise price per share be less than the fair market value of a share as determined on the date of grant)), and the option must terminate no later than ten years after the date of grant. To the extent permitted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of options may be made: (1) by delivery of cash or other of our shares or other securities having a then fair market value equal to the purchase price of such shares; (2) by delivery to us or our designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to us to pay for the exercise price; (3) by surrendering the right to receive shares otherwise deliverable to the participant upon exercise of the award having a fair market value at the time of exercise equal to the total exercise price; or (4) by any combination of (1), (2) and/or (3). Except to the extent otherwise set forth in an award agreement or as required by applicable law, a participant will have no rights as a holder of our Common Shares as a result of the grant of an option until the option is exercised, the exercise price and applicable withholding taxes are paid and the shares subject to the option are issued thereunder.

Stock Appreciation Rights

The Administrator will generally determine all terms and conditions of each stock appreciation right. A stock appreciation right is the right of a participant to receive cash in an amount, and/or Common Shares with a fair market value, equal to the appreciation of the fair market value of a Common Share during a specified period of time. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the grant price may not be less than the fair market value of the shares subject to the stock appreciation right as determined on the date of grant and the stock appreciation right must terminate no later than ten years after the date of grant.

Performance and Stock Awards

The Administrator will generally determine all terms and conditions of each award of shares, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means Common Shares that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one Common Share. Performance share means the right to receive Common Shares, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more Common Shares, to the extent performance goals are achieved. The terms and conditions that the Administrator will determine include the length of the vesting and/or performance period, but any period of vesting applicable to restricted stock or restricted stock units that are not subject to a performance goal and that are granted to a participant other than a non-employee director may not lapse more quickly than ratably over three years from the date of grant, subject to the Plan’s provisions on accelerated vesting in specified circumstances.

Incentive Awards

The Administrator has the authority to grant annual and long-term incentive awards. An incentive awards is the right to receive a cash payment to the extent performance goals are achieved. The Administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the Administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or (for awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)) retirement, or such other circumstances as the Administrator may specify. For long-term incentive awards, the performance period must relate to a period of more than one fiscal year.

The Administrator has the authority to grant dividend equivalent units in connection with awards other than options, stock appreciation rights or other stock rights within the meaning of Code Section 409A. A dividend equivalent unit is the right to receive a payment, in cash or Common Shares, equal to the cash dividends or other distributions that we pay with respect to a Common Share. No dividend equivalent unit granted in tandem with another award may include vesting provisions more favorable to the participant than the vesting provisions, if any, to which the tandem award is subject, and no dividend equivalent unit may provide for payment or performance shares or performance units prior to their vesting.

Other Stock-Based Awards

The Administrator may grant to participants other types of awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Common Shares, either alone or in addition to or in conjunction with other awards, and payable in shares or cash. Subject to the limits of the Plan, an award may include the issuance of unrestricted Common Shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of performance goals or otherwise, or rights to acquire Common Shares. The Administrator will generally determine all terms and conditions of the award, except that any award that provides for purchase rights must be priced at 100% of fair market value on the date of the award.

Minimum Vesting and Performance Periods

Despite any provision of the Plan that requires a minimum vesting and/or performance period for an award, the Administrator, at the time an award is granted or any later date, may subject an award to a shorter vesting or performance period to take into account a participant’s hire or promotion, or may accelerate or shorten the vesting or deem an award to be earned, in whole or in part, in the event of a participant’s death, disability, retirement, termination by the Company or an affiliate without cause or a change of control. However, once established, the Administrator shall have no discretion to increase the amount of compensation payable under an award that is intended to be performance-based compensation under Code Section 162(m), although the Administrator may decrease the amount of compensation participant may earn under such an award.

Performance Goals

For purposes of the Plan, performance goals means one or any combination of the following (in all cases after excluding items the Administrator determines will be excluded in fixing the performance goals):

•

Return on equity for the performance period for the Company on a consolidated basis; return on net assets for the performance period for the Company on a consolidated basis, for any one or more affiliates or divisions of the Company and/or for any other business unit or units of the Company as defined by the Administrator at the time of selection;

•

Earnings from operations for the performance period for the Company on a consolidated basis, for any one or more affiliates or divisions of the Company and/or for any other business unit or units of the Company as defined by the Administrator at the time of selection;

•

Pre-tax profits for the performance period for the Company on a consolidated basis, for any one or more affiliates or divisions of the Company and/or for any other business unit or units of the Company as defined by the Administrator at the time of selection;

•

Net earnings for the performance period for the Company on a consolidated basis, for any one or more affiliates or divisions of the Company and/or for any other business unit or units of the Company as defined by the Administrator at the time of selection.

•	Net earnings per share for the performance period for the Company on a consolidated basis.

•

Net cash provided by operating activities for the performance period for the Company on a consolidated basis, for any one or more affiliates or divisions of the Company and/or for any other business unit or units of the Company as defined by the Administrator at the time of selection.

•	Market price per Common Share for the performance period.

•	Total shareholder return for the performance period for the Company on a consolidated basis.

•

Number of branch openings for the performance period for the Company on a consolidated basis, for any one or more affiliates or divisions of the Company and/or for any other business unit or units of the Company as defined by the Administrator at the time of selection.

•

Minimum charge-off (i.e., bad debt write-offs) for the performance period for the Company on a consolidated basis, for any one or more affiliates or divisions of the Company and/or for any other business unit or units of the Company as defined by the Administrator at the time of selection.

•	Gross accounts receivable for the performance period for the Company on a consolidated basis, for any one or more affiliates or divisions of the Company and/or for any other business unit or units of the Company as defined by the Administrator at the time of selection.

•	With respect to awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m), such other goals as the Administrator may specify.

To qualify eligible awards under the Plan as “performance-based compensation” under Section 162(m) of the Code, we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. Under the Plan, no participant may be granted awards that could result in such participant:

•	receiving options for, or stock appreciation rights with respect to, more than 50,000 Common Shares (15,000 Common Shares for non-employee director participants) during any fiscal year;

•	receiving awards of restricted stock and/or restricted stock units relating to more than 25,000 Common Shares (7,500 Common Shares for non-employee director participants) during any fiscal year;

•

receiving awards of performance shares and/or awards of performance units, the value of which is based on the fair market value of our Common Shares, for more than 50,000 Common Shares in respect of any period of two consecutive fiscal years, or more than 75,000 Common Shares in respect of any period of three consecutive fiscal years;

•	receiving annual incentive award(s) in respect of any single fiscal year that could result in a payment of more than $750,000;

•

receiving long-term incentive award(s) and/or award(s) of performance units the value of which is not based on the fair market value of a Common Share in respect of any period of two fiscal years that could result in a payment of more than $1,250,000, or in respect of any three fiscal years that could result in the payment of $1,500,000; or

•	receiving other stock-based awards or dividend equivalent awards relating to more than 25,000 Common Shares (7,500 Common Shares for non-employee director participants) during any fiscal year.

Each of these limitations is subject to adjustment as described below.

Effect of Termination of Employment or Service on Awards

The Administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant’s termination of employment or service with us or our affiliates on the award.

Transferability of Awards

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a participant to: (a) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death; (b) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce; or (c) transfer an award without consideration.

Adjustments

Under the terms of the Plan, if any of the following occurs:

•	We are involved in a merger, arrangement or other transaction in which our Common Shares are changed or exchanged;

•	We subdivide or combine our Common Shares or declare a dividend payable in our Common Shares, other securities or other property;

•

We effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a Common Share at the time the dividend is declared, or we effect any other dividend or other distribution on our Common Shares in the form of cash, or a repurchase of Common Shares, that our Board of Directors determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our Common Shares; or

•

Any other event occurs, which, in the judgment of our Board of Directors or Compensation Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan;

then the Administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan and subject to certain provisions of the Code, adjust the number and type of Common Shares subject to the Plan and which may, after the event, be made the subject of awards; the number and type of shares of our Common Shares subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder) in an amount and at a time determined by the Administrator. No such adjustments may be authorized in the case of incentive stock options to the extent that such authority would cause the Plan to violate Code Section 422(b).

Without limitation, if there is a reorganization, merger, arrangement, consolidation, combination or other similar corporate transaction or event, whether or not constituting a change of control (other than any such transaction in which we are the continuing corporation and in which the outstanding shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute for each share then subject to an award and the shares subject to the Plan the number and kind of shares of stock, other securities, cash or other property to which holders of our Common Shares will be entitled in respect of each share pursuant to the transaction.

In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse stock split), if no action is taken by the Administrator, the adjustments described above will automatically be made.

In connection with any merger, arrangement, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under the Plan.

Change of Control

Upon a change of control, except to the extent otherwise provided by the Administrator, the successor or purchaser in the change of control transaction may assume an award or provide a substitute award with similar terms and conditions and preserving the same benefits as the award it is replacing. If the participant’s employment or service as a board member is terminated by the Company (or the successor employer in the change of control transaction) without cause within one year after the date of the change of control, then the award will fully vest and become earned as of the date of such termination of employment or service.

If the Company or its successor does not assume the awards or grant substitute awards, then:

•

At least 15 days prior to the change of control transaction, all options held by employees of the Company or its affiliates will become fully vested, and the Company will provide a notice to all holders of options of their right to exercise their options up to the date of the change of control. On the change of control date, all options will be cancelled. If it is not feasible to give 15 days’ notice of cancellation of the options, then the Compensation Committee may determine prior to the change of control date that all options held by employees of the Company or its affiliates will become vested on the date of the change of control, and all holders of options will receive a cash payment, in exchange for cancellation of the options, equal to the value of the option as determined by the Compensation Committee.

•	All shares of restricted stock will vest in full immediately prior to the date of a change of control.

•

Performance share awards will be deemed earned immediately prior to the date of the change of control in an amount equal to the amount that would be earned had the target performance goal for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of the change of control.

For purposes of the Plan, a “change of control” generally includes any of the following events:

•

A person or group of persons becomes the beneficial owner of 25% or more of the outstanding Common Shares of the Company or the voting power of any of the Company’s securities, not counting acquisitions approved in advance by the Board of Directors;

•

The members of the Board of Directors on July 1, 2015 (and any new member appointed or elected to the Board whose appointment, nomination or election was approved by two-thirds of the Board, unless the election is in connection with an election contest) cease to constitute a majority of the Board;

•	The consummation or the sale or other disposition of all, or substantially all, of the Company’s assets;

•	The consummation of a complete liquidation or dissolution of the Company; or

•

The consummation of a reorganization, merger, amalgamation, arrangement, consolidation or other business combination after which the Company’s shareholders immediately prior to the event will own less than 50% of the outstanding common shares or voting control of the surviving company.

If an award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may amend the definition of “change of control” as necessary to comply with Code Section 409A.

The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant.

Termination and Amendment

The Plan’s term is indefinite, in that it terminates when all shares reserved for issuance under the Plan have been issued, subject to the Board’s right to terminate the Plan at any time. In addition, the Board or the Administrator may amend the Plan at any time, except:

•	Our Board of Directors must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•

Shareholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our Common Shares are then traded, or any other applicable law; and

•

Shareholders must approve any amendment to the Plan that materially increases the number of Common Shares reserved under the Plan, the incentive stock option award limits or the per participant award limitations set forth in the Plan, that shortens the minimum vesting requirements under the Plan or that diminishes the provisions prohibiting repricing or backdating stock options and stock appreciation rights.

The Administrator generally may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person who may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The Administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our Common Shares are then traded, to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any award for us, or to the extent the Administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the Administrator to terminate or modify the Plan or awards will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Cancellation, Disgorgement and Recoupment of Awards

The Compensation Committee may cancel an award or require a participant to return to us any compensation received under an award in certain circumstances, such as if the participant is terminated for cause or breaches any restrictive covenants, such as a non-compete, with us. In addition, all awards will be subject to any recoupment or clawback policy that we adopt from time to time.

Repricing Prohibited

Neither the Administrator nor any other person may: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

Tax Withholding

In the event the Company or one of its affiliates is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any of our Common Shares acquired under an award, the Company or its affiliate may deduct (or require an affiliate to deduct) from any cash payments of any kind otherwise due the participant cash, or with the consent of the Administrator, Common Shares otherwise deliverable or vesting under an award, to satisfy such tax or other obligations. Alternatively, the Company or its affiliate may require such participant to pay to the Company or its affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its affiliate regarding the payment to the Company or its affiliate of the aggregate amount of any such taxes and other amounts.

No Guarantee of Tax Treatment

The Company does not guarantee to any participant or any other person with an interest in an award that any award intended to be exempt from Code Section 409A will be exempt, any award intended to comply with Code Section 409A or Code Section 422 will comply, or any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any case will the Company or any affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Certain Federal Income Tax Consequences

The following summarizes certain United States federal income tax consequences relating to the Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our Common Shares at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the Common Shares received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of our Common Shares acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the Common Shares acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the Common Shares on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our Common Shares at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in Common Shares, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our Common Shares on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our Common Shares on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction it originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or Common Shares paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation it pays to our chief executive officer and up to our three other highest paid officers excluding the chief financial officer (determined as of the end of each fiscal year) to $1,000,000 per fiscal year per individual. However, performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included as part of the $1,000,000 limit. The Plan is designed so that awards granted to the covered individuals may meet the Code Section 162(m) requirements for performance-based compensation. In the case of awards that are performance-based compensation because they are contingent on the achievement of performance goals, the regulations under Code Section 162(m) require, among other things, that shareholders approve the performance goals every five years to enable awards under the Plan to continue to qualify as performance-based compensation.

Code Sections 409A and 280G

Awards under the Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. The Plan is intended to permit compliance with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the Plan is subject to Code Section 409A, the award agreement evidencing such award is expected generally to incorporate the terms and conditions required by Code Section 409A. The Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.

Code Sections 280G and 4999 may limit our income tax deduction and impose an excise tax on golden parachute payments to participants in the event there is a change of control of our company. The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant. Accordingly, some or all of the amount which would otherwise be deductible may not be deductible with respect to benefits under the Plan that are contingent on or otherwise provided in connection with a change of control of our company.

New Plan Benefits

The awards that may be granted under the Plan in the future to the executive officers or non-employee directors named in this Proxy Statement and Information Circular or to other officers, non-employee directors, employees, or other persons cannot be determined at this time. Our Board of Directors, along with management, will make such determinations from time to time.

Equity Compensation Plan Information

The following table summarizes the number of stock options issued and shares of restricted stock granted, net of forfeitures and sales, the weighted-average exercise price of such stock options and the number of securities remaining to be issued under all of our outstanding equity compensation plans as of March 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of Outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	363,490	$9.86	8,615
Equity compensation plans not approved by security holders	None	N/A	None

Total	363,490	$9.86	8,615

Vote Required

Assuming a quorum is present, approval of the Omnibus Incentive Plan requires that a majority of the total votes cast with respect to Common Shares present, or represented, and entitled to vote at the Meeting vote in favor of such proposal.

PROPOSAL 4: ADVISORY VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in the Executive Compensation Discussion And Analysis section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement and Information Circular. Abstentions and broker nonvotes will not be counted for purposes of determining whether a majority of votes has been cast in favor of this proposal. Proxies solicited by the Board will be voted “FOR” approval of the compensation, unless a shareholder specifies otherwise.

Under legislation that Congress enacted in 2010, our shareholders may approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the U.S. Securities and Exchange Commission’s Regulation S-K. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement and Information Circular. The Company asks that you support the compensation of our named executive officers as so disclosed. Because your vote is advisory, it will not be binding on the Compensation Committee, the Nominating/Corporate Governance Committee, the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company’s compensation philosophy emphasizes pay for performance. The goal is to prove an opportunity for total compensation that is competitive and sufficient to attract and retain executives and is reflective of our overall executive compensation philosophy which is designed to:

•

help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;

•	relate to the value created for shareholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;

•	motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and

•	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

We describe the individual elements that make up our total compensation more fully in the Executive Compensation Discussion and Analysis section of this Proxy Statement and

Information Circular. We believe our executive compensation programs are structured to support the Company and its business objectives.

Accordingly, for the reasons discussed above, the Board recommends that shareholders vote in favor of the approval of the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis section, compensation tables and narrative discussion.

Vote Required

Assuming a quorum is present, approval of the compensation of our named executive officers requires that a majority of the total votes cast with respect to Common Shares present, or represented, and entitled to vote at the Meeting vote in favor of such proposal.

BOARD OF DIRECTORS

Committees of the Board of Directors and Meeting Attendance

The Company has not adopted a formal policy that each Director must attend each annual general meeting of shareholders, although Directors are encouraged to do so. The Company expects all members of the Board to attend the Meeting barring other significant commitments or special circumstances. All of the Company’s Board members attended the Company’s 2014 Annual General Meeting of Shareholders. During the Company’s fiscal year ended March 31, 2015, there were 13 meetings of the Board, and each incumbent Director attended at least 75% of the aggregate number of Board meetings and meetings of all committees of the Board on which he served.

The Board of Directors of the Company has the standing committees listed below.

Audit Committee. On April 1, 2004, the Board of Directors established an Audit Committee, which is currently comprised of three members, namely Messrs. Neal (Chair), Bragin and Fink. The Audit Committee held four meetings during the fiscal year ended March 31, 2015. The Board has determined that Messrs. Neal, Bragin and Fink satisfy the independence requirements of current Securities and Exchange Commission rules and NASDAQ Global Select Market listing standards. The Board also has determined that Mr. Fink qualifies as an audit committee financial expert as defined under these rules and listing standards. Mr. Neal is not standing for reelection as a Director at the Meeting. Robin J. Hastings has been nominated by the Board of Directors to stand for election as a Director at the Meeting to succeed Mr. Neal. The Board of Directors has determined that Mr. Hastings satisfies the independence requirements of current Securities and Exchange Commission rules and NASDAQ Global Select Market listing standards. If elected as a Director at the Meeting, Mr. Hastings will succeed Mr. Neal as a member and Chair of the Company’s Audit Committee. The Board has determined that Mr. Hastings qualifies as an audit committee financial expert as defined under the foregoing rules and listing standards.

The Audit Committee assists the Board of Directors with its responsibilities by (A) overseeing the Company’s accounting and financial reporting processes and the audits of the

Company’s consolidated financial statements and (B) monitoring (i) the Company’s compliance with legal, risk management and regulatory requirements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s audit function and independent auditors, and (iv) the Company’s systems of internal control with respect to the integrity of financial records, adherence to its policies and compliance with legal requirements. The Audit Committee: has sole responsibility to retain and terminate the Company’s independent auditors, subject to shareholder ratification; has sole authority to pre-approve all audit and non-audit services performed by the Company’s independent auditors and the fees and terms of each engagement; reviews the scope and results of each annual internal audit; and reviews the Company’s audited consolidated financial statements and related public disclosures, earnings press releases and other financial information and earnings guidance provided to analysts or rating agencies. The Audit Committee is governed by a written charter, which sets forth the specific functions and responsibilities of the Audit Committee. A copy of the current Audit Committee charter was included as Appendix A to the Proxy Statement and Information Circular relating to the 2014 Annual General Meeting of Shareholders. The Audit Committee charter is not currently available on the Company’s web site.

Compensation Committee. On June 30, 2005, the Board of Directors established a Compensation Committee, which is comprised of three directors, namely Messrs. Bragin, Fink and Neal (Chair). The Compensation Committee held two meetings during the fiscal year ended March 31, 2015. The Board has determined that Messrs. Bragin, Fink and Neal satisfy the independence requirements of current NASDAQ Global Select Market listing standards. Mr. Neal is not standing for reelection as a Director at the Meeting. Mr. Hastings has been nominated by the Board of Directors to stand for election as a Director at the Meeting to succeed Mr. Neal. The Board has determined that Mr. Hastings satisfies the independence requirements of current NASDAQ Global Select Market listing standards. If elected as a Director at the Meeting, Mr. Hastings will succeed Mr. Neal as a member of the Company’s Compensation Committee and Mr. Fink will succeed Mr. Neal as Chair of the Company’s Compensation Committee.

The principal responsibilities of the Compensation Committee are to evaluate the performance and approve the compensation of the Company’s Chief Executive Officer and other executive officers; prepare an annual report on executive compensation for inclusion in proxy statements of the Company; and oversee the Company’s compensation and benefit plans for key employees and non-employee directors.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of these goals and objectives and establishes his compensation levels based on its evaluation. This Committee is also responsible for administration of the Nicholas Financial, Inc. Equity Incentive Plan and, if approved by our shareholders at the Meeting, the Company’s 2015 Omnibus Incentive Plan. The specific functions and responsibilities of the Compensation Committee are set forth in its written charter. A copy of the current Compensation Committee charter was included as Appendix B to the Proxy Statement and Information Circular relating to the 2014 Annual General Meeting of Shareholders. The Compensation Committee charter is not currently available on the Company’s web site.

Nominating/Corporate Governance Committee. On June 30, 2005, the Board of Directors established a Nominating/Corporate Governance Committee, which is comprised of two directors, namely Messrs. Bragin and Neal. The Nominating/Corporate Governance Committee held one meeting during the fiscal year ended March 31, 2015. The Board has determined that Messrs. Bragin and Neal satisfy the independence requirements of current NASDAQ Global Select Market listing standards. Mr. Neal is not standing for reelection as a Director at the Meeting. Mr. Hastings has been nominated by the Board of Directors to stand for election as a Director at the Meeting to succeed Mr. Neal. If elected as a Director at the Meeting, Mr. Hastings will succeed Mr. Neal as a member of the Company’s Nominating/Corporate Governance Committee. In addition, if reelected as a Director, Mr. Fink will replace Mr. Bragin as a member of the Company’s Nominating/Corporate Governance Committee and will succeed Mr. Neal as Chair of such committee. The Board has determined that Messrs. Fink and Hastings satisfy the independence requirements of current NASDAQ Global Select Market listing standards. The Nominating/Corporate Governance Committee is governed by a written charter, which will be reviewed on an annual basis. A copy of the current Nominating/Corporate Governance Committee charter was included as Appendix C to the Proxy Statement and Information Circular relating to the 2014 Annual General Meeting of Shareholders. The Nominating/Corporate Governance Committee charter is not currently available on the Company’s web site.

The principal functions of the Nominating/Corporate Governance Committee are to: identify, consider and recommend to the Board qualified director nominees for election at the Company’s annual meeting; review and make recommendations on matters involving the general operation of the Board and its committees and recommend to the Board nominees for each committee of the Board; and develop and recommend to the Board the adoption and appropriate revision of the Company’s corporate governance practices.

Nominations of Directors

The entire Board by majority vote selects the Director nominees to stand for election at the Company’s annual general meetings of shareholders and to fill vacancies occurring on the Board, based on the recommendations of the Nominating/Corporate Governance Committee. In selecting nominees to recommend to the Board to stand for election as Directors, the Nominating/Corporate Governance Committee will examine each Director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. While the Nominating/Corporate Governance Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate Director nominees, the Committee does consider diversity as part of its overall evaluation of candidates for Director nominees. Specifically, the Company’s Corporate Governance Policies provide that the selection of potential directors should be based on all factors the Nominating/Corporate Governance Committee and the Board consider appropriate, which include issues of diversity, age, background and training, business or administrative experience or skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities and familiarity with regulatory environment. To this end, the Nominating/Corporate Governance Committee believes that the following minimum qualifications must be met by a Director nominee to be recommended to stand for election as Director:

•	Each Director must display high personal and professional ethics, integrity and values.

•	Each Director must have the ability to exercise sound business judgment.

•

Each Director must be highly accomplished in his or her respective field, with broad experience at the executive or policy-making level in business, government, education, technology or public interest.

•	Each Director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each Director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	Each Director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Nominating/Corporate Governance Committee may use various sources for identifying and evaluating nominees for Directors, including referrals from the Company’s current Directors, management and shareholders. Robin J. Hastings, the nominee for election as a Director at the Meeting to succeed Mr. Neal, was recommended to the Nominating/Corporate Governance Committee by Katie L. MacGillivary, the Company’s Chief Financial Officer. The Nominating/Corporate Governance Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Nominating/Corporate Governance Committee to be potential nominees, one or more members of the Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet with the full Committee, which will conduct a personal interview with the candidate. During the interview, the Committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Committee as a result of the Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

Pursuant to the Nominating/Corporate Governance Committee charter, the Committee will investigate and consider shareholder recommendations for Director nominations submitted in writing by a shareholder (or group of shareholders) owning 5% or more of the Company’s outstanding Common Shares for at least one year. Recommendations for Director nominees to be considered by the Nominating/Corporate Governance Committee, including recommendations from shareholders of the Company, should be sent in writing, together with a description of each proposed nominee’s qualifications and other relevant biographical information concerning such proposed nominee, to the Nominating/Corporate Governance Committee of the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters, and must be received at least 120 days prior to the anniversary date of the release of the proxy statement relating to the prior year’s Annual General Meeting of Shareholders.

Leadership Structure and Role in Risk Oversight

Peter L. Vosotas, the founder of the Company, served as both our Chief Executive Officer, or CEO, and Chairman of the Board from the Company’s inception in 1985 until May 31, 2014. From May 31, 2014 until Mr. Vosotas’ resignation as Chairman of the Board on June 25, 2014, Ralph T. Finkenbrink served as our President and CEO and Mr. Vosotas served as our Chairman of the Board. Since July 1, 2014, Mr. Finkenbrink has served as both our Chief Executive Officer, or CEO, and Chairman of the Board. Our Board does not have a policy on whether or not the roles of CEO and chairman should be separate; indeed, the Board has the authority to choose its chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board reserves the right to vest the responsibilities of the CEO and chairman in the same person or in two different individuals, depending upon what it believes is in the best interests of the Company. Our Board currently believes that Mr. Finkenbrink is best qualified to serve as both our Chairman and CEO, given his long history with our Company, his ownership interest in the Company and the current size of both the Company and our Board.

Our Board, and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise-related risks. Each of our CEO and Chief Financial Officer, with input as appropriate from other appropriate management members, reports and provides relevant information directly to either our Board and/or the Audit Committee on various types of identified material financial, reputational, legal and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Our Board’s and Audit Committee’s roles in our risk oversight process have not affected our Board leadership structure.

Communications with Board of Directors

Shareholders may communicate with the full Board or individual Directors by submitting such communications in writing to Nicholas Financial, Inc., Attention: Board of Directors (or the individual Director(s)), Building C, 2454 McMullen Booth Road, Clearwater, Florida 33759. Such communications will be delivered directly to the appropriate Director(s).

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the Company’s Independent Auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the Company’s Independent Auditors matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by Rule 3526 of the Public Company Accounting Standards Board, as currently in effect, and the Audit Committee discussed with the Independent Auditors that firm’s independence and considered the compatibility of nonaudit services with the Independent Auditors’ independence.

The Committee discussed with the Company’s Independent Auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four meetings during the fiscal year ended March 31, 2015.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report for filing with the Commission. The Committee and the Board have also recommended, subject to shareholder approval, the appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the fiscal year ending March 31, 2016.

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report by reference therein.

Alton R. Neal, Audit Committee Chair

Scott Fink, Audit Committee Member

Stephen Bragin, Audit Committee Member

June 15, 2015

EXECUTIVE OFFICERS AND COMPENSATION

The Company currently has three (3) executive officers: Ralph T. Finkenbrink, President and Chief Executive Officer; Kevin D. Bates, Senior Vice President – Branch Operations; and Katie L. MacGillivary, Vice President – Finance, Chief Financial Officer and Corporate Secretary. For additional information regarding Messrs. Finkenbrink and Bates, see “Proposal 1: Election of Directors” above.

Ms. MacGillivary, age 36, joined the Company as Controller in April 2010 and has also served as Vice President – Finance since May 2012. Prior to joining the Company, Ms. MacGillivary served as the controller for Harden & Associates, an insurance and risk management provider in Jacksonville, Florida, from January 2009 to April 2010. Prior to 2009, she held several accounting positions with TECO Energy, Inc. in Tampa, Florida, and worked as an auditor at Ernst & Young LLP. Ms. MacGillivary received her B.S. degree in Accounting from the University of Central Florida in 2002 and her M.B.A. degree from the University of Florida in 2008. She is a Certified Public Accountant licensed to practice in the State of Florida.

Executive Compensation Discussion and Analysis

Overview of Executive Compensation Philosophy

The primary objectives of the Compensation Committee of the Company’s Board of Directors with respect to executive compensation are to attract, motivate and retain the best executive talent available and to align the Company’s executive compensation structure with shareholder value creation. More specifically, the Compensation Committee believes that executive compensation should:

¿

help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;

¿	relate to the value created for shareholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;

¿	motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and

¿	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

Role of the Compensation Committee

The Compensation Committee is responsible for:

¿	evaluating the performance and determining and approving the compensation of the Company’s executive officers, including the Chief Executive Officer (the “CEO”); and

¿	overseeing the Company’s compensation and benefit plans for key employees and non-employee directors, including the Company’s equity plans.

Through this process, the Committee reviews and determines all aspects of compensation for the Named Executive Officers (as defined below) of the Company. The Named Executive Officers of the Company since May 31, 2014 are: Ralph T. Finkenbrink, President and CEO; Kevin D. Bates, Senior Vice President – Branch Operations; and Katie L. MacGillivary, Vice

President – Finance, Chief Financial Officer and Corporate Secretary. The Named Executive Officers of the Company for the first two months of the fiscal year ended March 31, 2015 were: Peter L. Vosotas, President and CEO; and Ralph T. Finkenbrink, Senior Vice President, Chief Financial Officer and Coroporate Secretary.

Process for Determining Executive Compensation

The Compensation Committee is responsible for establishing and monitoring adherence to the Company’s compensation programs. When setting executive compensation, the Compensation Committee applies a consistent approach for all Named Executive Officers. It intends that the combination of elements of executive compensation closely align the executives’ interest with those of the Company’s shareholders. Target total compensation is generally comprised of base salary, annual cash bonus and long-term incentive compensation in the form of equity grants. The Compensation Committee reviews and adjusts executive target total compensation levels annually.

The Compensation Committee currently initiates the compensation process, seeking input and information from the CEO and the full Board of Directors before finalizing any salary increases, employment contracts, bonus plans or long-term incentive equity awards for Named Executive Officers. In considering the appropriate compensation for each of the Named Executive Officers, the Compensation Committee takes into consideration, among other things, the CEO’s recommendations, the executive pay for executive officers in comparable positions for companies in the Company’s peer group, the level of inherent risk associated with the position, the specific circumstances of the executive, and the advisory votes of the Company’s shareholders with respect to the compensation of the Named Executive Officer for prior fiscal years. In May 2015, the Compensation Committee retained Hewitt Associates LLC as an independent compensation consultant to provide, among other things, competitive market pay analyses. The Compensation Committee approves the base salary, annual cash bonus and long-term incentive equity awards for the CEO and for each Named Executive Officer below the CEO level.

The Compensation Committee has reviewed the aggregate amounts and mix of all components of the CEO’s and the other Named Executive Officer’s compensation, including base salary, annual cash bonus, long-term incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits and the actual projected payout obligations for severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared affixing dollar amounts under the various payout scenarios for the CEO and the other Named Executive Officer and was reviewed by the Compensation Committee.

Compensation Components

The Company’s executive compensation program currently consists of three key elements: base salary, annual incentive bonus and long-term equity compensation.

Base Salary. The Compensation Committee establishes base salaries for the Company’s Named Executive Officers based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in the Company’s peer group for similar positions. Generally, the Compensation Committee believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy.

Base salaries are reviewed annually, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

The annual base salaries for Mr. Vosotas, the Company’s retired CEO, and Mr. Finkenbrink, the Company’s former Chief Financial Officer and current CEO, for the two months ended May 31, 2014, were $360,000 and $250,000, respectively. The annual base salaries for Mr. Finkenbrink, the Company’s current CEO, Mr. Bates the Company’s current Senior Vice President – Branch Operations, and Ms. MacGillivary, the Company’s current Chief Financial Officer, for the remaining ten months of the fiscal year ended March 31, 2015 (“Fiscal 2015”) were $325,000, $225,000 and $150,000, respectively. Effective April 1, 2015, the annual base salaries for Mr. Finkenbrink, Mr. Bates and Ms. MacGilliary increased to $375,000, $250,000 and $175,000, respectively, for the fiscal year ending March 31, 2016 (“Fiscal 2016”). The Compensation Committee believes that the current base salaries of the Company’s Named Executive Officers are generally competitive at the median salary ranges observed at comparable companies.

Annual Incentive Bonus. In addition to his or her annual base salary, each of the current Named Executive Officers was entitled to receive cash bonuses for Fiscal 2015 at the discretion of the Compensation Committee of the Company’s Board of Directors. The Compensation Committee awarded cash bonuses for Fiscal 2015 of $35,000, $25,000 and $15,000 to Mr. Finkenbrink, Mr. Bates and Ms. MacGillivary, respectively. In determining such bonuses, the Compensation Committee considered various factors it deemed appropriate, including (without limitation) profitability, portfolio growth, branch expansion, and competitive circumstances. The Compensation Committee also awarded Mr. Finkenbrink a $25,000 cash bonus in connection with his becoming President and CEO of the Company. The Compensation Committee believed this bonus was appropriate to recognize Mr. Finkenbrink’s increased responsibilities in his new positions.

Each of the current Named Executive Officers may receive a cash bonus for Fiscal 2016 at the discretion of the Compensation Committee of the Company’s Board of Directors; provided, however, that the Compensation Committee has determined that such cash bonus for Fiscal 2016 may not exceed 50% of such Named Executive Officer’s current annual base salary. In determining such bonuses, the Compensation Committee will consider various factors it deems appropriate, such as (without limitation) profitability, portfolio growth, branch expansion, and competitive circumstances.

Long-Term Equity Compensation. The Compensation Committee believes that stock-based awards promote the long-term growth and profitability of the Company by providing executive officers of the Company with incentives to improve shareholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions. The Company currently maintains one long-term equity incentive plan for executive officers – the Nicholas Financial, Inc. Equity Incentive Plan (the “Equity Plan”).

The Company’s current Named Executive Officers received the following equity awards under the Equity Plan as part of the Fiscal 2015 incentive bonus program: (i) on June 13, 2014, Mr. Finkenbrink was awarded 20,000 shares of restricted stock, which shares will vest on March 31, 2017; (ii) on June 13, 2014, Mr. Finkenbrink was granted options to purchase 40,000 Common Shares, which options will vest in five equal installments commencing as of the first anniversary of the date of grant and expire on June 13, 2024; (iii) on June 13, 2014, Mr. Bates was awarded 12,000 shares of restricted stock, which shares will vest on March 31, 2017; (iv) on June 13, 2014, Mr. Bates was granted options to purchase 25,000 Common Shares, which options will vest in five equal installments commencing as of the first anniversary of the date of grant and expire on June 13, 2024; (v) on June 13, 2014, Ms. MacGillivary was awarded 8,000 shares of restricted stock, which shares will vest on March 31, 2017; and (vi) on June 13, 2014, Ms. MacGillivary was granted options to purchase 15,000 Common Shares, which options will vest in five equal installments commencing as of the first anniversary of the date of grant and expire on June 13, 2024. None of the Named Executive Officers has received, or will receive, any equity awards for Fiscal 2016.

Our Board of Directors has adopted the Omnibus Incentive Plan, subject to approval by the holders of our Voting Common Shares at the Meeting. See “Proposal 3: Approval of the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan” above. If approved by our shareholders, the Omnibus Incentive Plan will allow for the granting of equity awards and cash incentive awards to eligible individuals (including the current Named Executive Officers), including the issuance of up to 750,000 Common Shares pursuant to awards under the Plan. The Administrator of the Omnibus Incentive Plan (currently the Compensation Committee of our Board of Directors) may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its affiliates; any individual who the Company or one of its affiliates has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director. Currently, the persons eligible to participate in the Omnibus Incentive Plan consist of approximately 335 employees and three non-employee directors.

If the Omnibus Incentive Plan is approved at the Meeting, the Equity Plan will be terminated, and no new awards will be granted under such plan, although stock options and restricted stock granted under the Equity Plan and still outstanding will continue to be subject to all terms and conditions of such plan.

The Company cannot currently determine the number or type of additional awards that may be granted to eligible participants under the Omnibus Incentive Plan in the future. Such determinations will be made from time to time by the Administrator under the Plan. If the Omnibus Incentive Plan is not approved by our shareholders at the Meeting, the Compensation Committee may continue to grant awards under the Equity Plan to any officer (including the Named Executive Officers) or other salaried key employee of the Company or its affiliates; however, as of the Record Date, only 8,615 Common Shares remained available for additional grants under the Equity Plan. As of the Record Date, there were approximately five officers and 125 other salaried key employees (not including officers) eligible to participate in the Equity Plan.

Change of Control

The Company has change of control provisions in its employment agreements with its three current Named Executive Officers (Messrs. Finkenbrink and Bates and Ms. MacGillivary), the Omnibus Incentive Plan and the Equity Plan. The Company has no additional change of control contracts or arrangements with any of the Named Executive Officers. The current employment agreements with the three Named Executive Officers were entered into on July 2, 2015. For further information regarding these employment agreements, see “Potential Payments Upon Termination or a Change of Control” beginning on page 49 and “Summary of Employment Agreements With Named Executive Officers” beginning on page 54.

The change of control provisions in the plans and the employment agreements are designed to make a change of control transaction neutral to the economic interests of employees that might be involved in considering such a transaction. The employees subject to these provisions would likely not be in a position to influence the Company’s performance after a change of control or may not be in a position to earn their incentive awards or vest in their equity awards after a change of control. Thus, the provisions are meant to encourage employees that may be involved in considering a change of control transaction to act in the interests of the Company’s shareholders rather than their own interests.

The change of control provisions in the employment agreements with Named Executive Officers are described starting on page 49 under “Potential Payments Upon Termination or a Change of Control.” Generally, the Company’s equity compensation plans provide that restricted stock will vest in full, and options to purchase Common Shares will become immediately exercisable, either upon a change of control or upon termination of employment within one year after a change of control. The Compensation Committee believes that the provisions provided for under both our employment agreements and equity compensation plans are appropriate since an employee’s position could be adversely affected by a change of control even if he is not terminated. Our equity compensation plans provide, however, that the Compensation Committee may determine in advance of the change of control event that the provisions would not apply and therefore no accelerated vesting would occur.

Other Compensation

Consistent with the Compensation Committee’s pay-for-performance compensation philosophy, the Company intends to continue to maintain modest executive benefits and perquisites for executive officers; however, the Compensation Committee, in its discretion, may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. The Compensation Committee believes these benefits and perquisites are currently at or below median competitive levels for companies in the Company’s peer group. The Company does not provide pension arrangements, post-retirement health coverage, or similar benefits for its executives or employees.

The following table generally illustrates the benefit plans and perquisites that the Company does and does not provide and identifies those employees who may be eligible to receive them. Perquisites for the Named Executive Officers are detailed within the footnotes of the summary compensation table.

Perquisites and Employee Benefits	Executive Officers	Full-Time Employees
401(k) Plan (1)	✓	✓
Medical/Dental Plans (2)	✓	✓
Life Insurance (3)	✓	✓
Long Term Disability Plan (4)	✓	✓
Short Term Disability Plan (5)	✓	✓
Company Paid Trips (6)	✓	✓
Company Owned Vehicle (7)	✓	✓
Club Memberships (8)	✓	Not Offered
Change in Control and Severance Plan (9)	✓	Not Offered
Deferred Compensation Plan	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered
Employee Stock Ownership Plan	Not Offered	Not Offered
Defined Benefit Pension Plan	Not Offered	Not Offered

(1)	Eligible employees, including the Company’s executive officers, are able to participate in the Company’s 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of the Company and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following the completion of one year of service. Participants can contribute up to 60% of their pretax compensation to the 401(k) Plan annually, subject to certain legal limitations. Neither the Company nor any of its subsidiaries made any matching contributions in Fiscal 2015; the Company has not yet determined whether it will make any matching contributions in Fiscal 2016.

(2)	The Company provides medical insurance coverage for all of its full-time employees, including the Named Executive Officers. The Company pays 80% of the applicable premium and the employee pays the remaining 20% of the premium. Employees electing dependent coverage are responsible for 100% of the premium, less a $100 Company contribution if the employee elects coverage for either a spouse or one or more children, or a $250 Company contribution if the employee elects coverage for both a spouse and one or more children. Dental coverage is offered to all full-time employees. The Company pays 50% of the applicable premium and the employee pays the remaining 50% of the premium.

(3)	The Company provides all full-time employees, including the Named Executive Officers, with a $10,000 term life insurance policy. The premium for this coverage is paid entirely by the Company.

(4)	The Company provides all full-time employees, including the Named Executive Officers, long-term disability insurance with a monthly benefit in the amount of 60% of monthly salary up to a maximum of $10,000 per month. The premium for this coverage is paid entirely by the Company after one year of employment with the Company.

(5)	The Company offers short-term disability insurance coverage to all of its full-time employees, including the Named Executive Officers. The employee is responsible for 100% of the applicable premium.

(6)	The Company maintains an annual sales contest that rewards certain employees with a trip at Company expense. All of the Named Executive Officers participate in this program.

(7)	The Company provides a Company vehicle to two of the Named Executive Officers. The Company also provides Company vehicles to its branch managers, regional managers and other key personnel.

(8)	The Company covers certain country club membership costs for the CEO.

(9)	The Company’s employment agreements with the Named Executive Officers provide for certain change of control and severance benefits as described elsewhere in this Proxy Statement and Information Circular.

Policy Regarding Retroactive Adjustments

Section 304 of the Sarbanes-Oxley Act of 2002 authorizes a company to claw back certain incentive-based compensation and stock profits of the Chief Executive Officer and Chief Financial Officer if the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws. The Compensation Committee does not otherwise have a formal policy regarding whether the Committee will make retroactive adjustments to, or attempt to recover, cash or share-based incentive compensation granted or paid to executive officers in which the payment was predicated upon the achievement of certain financial results that are subsequently the subject of a restatement. The Committee may seek to recover any amount determined to have been inappropriately received by the individual executive to the extent permitted by applicable law.

Tax, Accounting and Other Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s deduction of annual compensation paid to the Named Executive Officers to $1 million per employee, unless the compensation meets certain specific requirements to qualify as performance-based compensation. The Compensation Committee has considered the Company’s ability to deduct from taxable income certain performance based compensation under Section 162(m) of the Code. At the current compensation levels in effect for the Named Executive Officers, tax deductibility under Section 162(m) was not a determinative factor in the design of the Company’s compensation program.

Section 280G of the Code limits the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Section 280G) paid in connection with a change in control transaction, and Section 4999 of the Code imposes excise taxes on certain executives who receive “excess parachute payments.” The Compensation Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when it designs and implements arrangements that may be triggered upon a change in control for all potentially affected employees, including the Company’s Named Executive Officers.

Various rules under generally accepted accounting principles determine the extent to which and the manner in which the Company accounts for grants under its long term equity incentive plans in its financial statements. The Compensation Committee takes into consideration the accounting treatment under Financial Accounting Standards Board (“FASB”) Accounting Standards Classification (“ASC”) Topic 718, “Stock Compensation” (formerly, FAS 123(R)) (“ASC Topic 718”), when determining the types of and value of grants under its long term equity incentive plans for all employees, including the Company’s Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to the Company’s employees.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing “Executive Compensation Discussion and Analysis” with management of the Company and, based upon such review and discussion, has recommended to the Board that the “Executive Compensation Discussion and Analysis” be included in this Proxy Statement and Information Circular for incorporation by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

Alton R. Neal, Compensation Committee Chair

Scott Fink, Compensation Committee Member

Stephen Bragin, Compensation Committee Member

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2015, the Compensation Committee was comprised of Messrs. Neal, Fink and Bragin, none of whom is, or ever has been, an employee or officer of the Company or any of its subsidiaries. During the fiscal year ended March 31, 2015, none of the Named Executive Officers of the Company served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served on the Board of Directors and/or Compensation Committee of the Company.

Summary Compensation Table

The following table sets forth for each of the Named Executive Officers: (i) the dollar value of base salary and bonus earned during each of the fiscal years ended March 31, 2015, 2014 and 2013, respectively; (ii) the aggregate grant date fair value of stock and option awards granted during each of such fiscal years, computed in accordance with ASC Topic 718; (iii) the dollar value of earnings for services pursuant to awards granted during each of such fiscal years under non-equity incentive plans; (iv) the change in pension value and non-qualified deferred compensation earnings during each of such fiscal years; (v) all other compensation for each of such fiscal years; and (vi) the dollar value of total compensation for each of such fiscal years.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Ralph T. Finkenbrink President and Chief Executive Officer (4)	2015 2014 2013	$ $ $	312,466 250,000 250,000	-- -- --	$287,400 (1) -- $199,050 (5)	-- -- --	$60,000 -- $19,584	-- -- --	$ 8,850 (2) $ 9,475 (3) $ 9,475 (6)	$ $ $	668,716 259,475 478,109

Kevin D. Bates Senior Vice President-Operations (9)	2015		$210,795	--	$177,440 (7)	--	$25,000	--	$ 3,700 (8)		$411,935

Katie L. MacGillivary Vice President-Finance, Chief Financial Officer and Corporate Secretary (12)	2015		$146,658	--	$114,960 (10)	--	$15,000	--	$ 1,300 (11)		$277,918

Peter L. Vosotas Chairman of the Board, Chief Executive Officer and President (15)	2015 2014 2013	$ $ $	69,231 360,000 360,000	-- -- --	-- -- $530,800 (16)	-- -- --	-- -- $26,111	-- -- --	$ 1,061 (13) $13,208 (14) $13,208 (17)	$ $ $	70,292 373,208 930,119

Note:  All of the above compensation amounts are expressed in U.S. Dollars

(1)

Value of 20,000 restricted shares granted pursuant to the Equity Plan on June 13, 2014. These shares are valued at $14.36/share – the closing price on the date of grant. For more information on the valuation of share-based awards, see Notes 2 and 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

(2)	Includes payment of club membership dues ($4,800), personal use of Company-provided vehicle ($2,750) and sales incentive trip ($1,300).

(3)	Includes payment of club membership dues ($4,800), personal use of Company-provided vehicle ($2,475) and sales incentive trip ($2,200).

(4)	Mr. Finkenbrink became President and Chief Executive Officer of the Company effective May 31, 2014.

(5)

Value of 15,000 restricted shares granted pursuant to the Equity Plan on May 8, 2012. These shares are valued at $13.27 – the closing price on the date of grant. For more information on the valuation of share-based awards, see Notes 2 and 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(6)	Includes payment of club membership dues ($4,800), personal use of Company-provided vehicle ($2,475) and sales incentive trip ($2,200).

(7)

Value of 12,000 restricted shares granted pursuant to the Equity Plan on June 13, 2014. These shares are value at $14.36 – the closing price on the date of grant. For more information on the valuation of share-based awards, see Notes 2 and 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

(8)	Includes personal use of Company-provided vehicle ($2,400) and sales incentive trip ($1,300).

(9)	Mr. Bates became Senior Vice President-Operations of the Company effective May 31, 2014.

(10)

Value of 8,000 restricted shares granted pursuant to the Equity Plan on June 13, 2014. These shares are value at $14.36 – the closing price on the date of grant. For more information on the valuation of share-based awards, see Notes 2 and 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

(11)	Includes sales incentive trip ($1,300).

(12)	Ms. MacGillivary became Vice President-Finance, Chief Financial Officer and Corporate Secretary of the Company effective May 31, 2014.

(13)	Includes personal use of Company-provided vehicle ($1,061).

(14)	Includes payment of club membership dues ($8,115) and personal use of Company-provided vehicle ($5,093).

(15)	Mr. Vosotas retired as President and Chief Executive Officer of the Company effective May 31, 2014.

(16)

Value of 20,000 restricted shares granted pursuant to the Equity Plan on May 8, 2012 and 20,000 performance shares (subject to the base operating income and revenue targets associated with Mr. Vosotas’s Fiscal 2013 cash bonus program) awarded pursuant to the Equity Plan on May 8, 2012. These shares are valued at $13.27/share – the closing price on the date of grant. Based upon the Company’s financial results for Fiscal 2013, Mr. Vosotas actually received 10,000 of the possible 20,000 performance shares. These shares had a value of $132,700 based upon the grant date price of $13.27/share. For more information on the valuation of share-based awards see Notes 2 and 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(17)	Includes payment of club membership dues ($8,115), and personal use of Company-provided vehicle ($5,093).

Grants of Plan-Based Awards

The following table sets forth information regarding all plan-based awards that were made to the Named Executive Officers during the fiscal year ended March 31, 2015 including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a Named Executive Officer during such fiscal year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition as such term is defined by ASC Topic 718. Non-equity incentive plan awards are not subject to ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Ralph T. Finkenbrink President and Chief Executive Officer	6/13/14 (2) 6/13/14 (2)							20,000 (3)	40,000 (4)	$14.36	$ $	287,400 82,884

Kevin D. Bates Senior Vice President- Operations	6/13/14 (2) 6/13/14 (2)							12,000 (3)	25,000 (4)	$14.36	$ $	172,440 51,803

Katie L. MacGillivary
Vice President-Finance, Chief Financial Officer and Corporate Secretary	6/13/14 (2) 6/13/14 (2)							8,000 (3)	15,000 (4)	$14.36	$ $	114,960 31,082

(1)

On May 5, 2015, the Compensation Committee awarded discretionary cash bonuses for Fiscal 2015 to Mr. Finkenbrink, Mr. Bates and Ms. MacGillivary in the amount of $35,000, $25,000 and $15,000, respectively. In addition, on May 30, 2015, the Compensation Committee awarded Mr. Finkenbrink a $25,000 cash bonus in connection with his becoming President and Chief Executive Officer of the Company.

(2)	The date on which the Compensation Committee took action to grant such award was June 13, 2014.
(3)	Represents restricted stock granted under the Equity Plan on June 13, 2014. These shares will vest on March 31, 2017.
(4)

Represents options to purchase Common Shares granted under the Equity Plan on June 13, 2014, which options vest in five equal installments commencing as of the first anniversary of the date of grant and expire on June 13, 2024.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

For the fiscal year ended March 31, 2015, we maintained the following executive compensation programs for our Named Executive Officers:

•	Base salary

•	Annual cash incentive bonus compensation

•	Equity-based awards

•	Limited perquisites, such as an automobile and payment of club dues

•	Certain insurance coverages

•	401(k) plan

•	Term life insurance

We include further details regarding these programs, including information on performance criteria and vesting provisions, in the “Executive Compensation Discussion and Analysis” section beginning on page 37.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and stock awards held by the Named Executive Officers at March 31, 2015 including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

Name (a)	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Ralph T. Finkenbrink	11,000				$6.58	8/31/17	20,000 (1)	$ 287,400 (2)
Senior Vice President, Chief Financial Officer and Secretary	8,200 38,500	40,000 (3)		$ $ $	3.60 3.50 14.36	3/19/18 4/01/18 6/13/24

Kevin D. Bates	5,500				$8.21	5/8/17	22,000 (4)	$ 303,740 (5)
Senior Vice President-Operations	3,300 5,500 5,500 900 4,000	600 (6) 6,000 (7) 25,000 (8)		$ $ $ $ $ $	3.60 0.77 1.20 10.96 10.87 14.36	3/19/18 11/6/18 5/5/19 5/9/21 5/3/22 6/13/24

Katie L. MacGillivary	8,000	2,000 (9)			$8.44	11/3/20	8,000 (10)	$114,960 (11)
Vice President-Finance, Chief Financial Officer and Corporate Secretary		15,000 (12)			$14.36	6/13/24

(1)	Represents restricted stock granted under the Equity Plan on June 13, 2014. These shares will vest on March 31, 2017.
(2)	The value was determined by multiplying the closing price per Common Share on March 31, 2015 by the number of unvested shares of restricted stock.
(3)

Represents the unvested portion of options to purchase an aggregate of 40,000 shares granted under the Equity Plan on June 13, 2014. These options to purchase 40,000 shares vest in five equal installments commencing on the first anniversary of the date of grant.

(4)

Represents 10,000 shares of restricted stock granted under the Equity Plan on March 14, 2013, which shares will vest on March 13, 2016, and 12,000 shares of restricted stock granted under the Equity Plan on June 13, 2014, which shares will vest on March 31, 2017.

(5)	The value was determined by multiplying the closing price per Common Share on March 31, 2015 by the number of unvested shares of restricted stock.
(6)

Represents the unvested portion of options to purchase an aggregate of 1,500 shares granted under the Equity Plan on May 9, 2011. These options to purchase 1,500 shares vest in five equal annual installments commencing on the first anniversary of the date of grant.

(7)

Represents the unvested portion of options to purchase an aggregate of 10,000 shares granted under the Equity Plan on May 3, 2012. These options to purchase 10,000 shares vest in five equal installments commencing on the first anniversary of the date of grant.

(8)

Represents the unvested portion of options to purchase an aggregate of 25,000 shares granted under the Equity Plan on June 13, 2014. These options to purchase 25,000 shares vest in five equal annual installments commencing on the first anniversary of the date of grant.

(9)

Represents the unvested portion of options to purchase an aggregate of 10,000 shares granted under the Equity Plan on November 3, 2010. These options to purchase 10,000 shares vest in five equal annual installments commencing on the first anniversary of the date of grant.

(10)	Represents restricted stock granted under the Equity Plan on June 13, 2014. These shares will vest on March 31, 2017.
(11)	The value was determined by multiplying the closing price per Common Share on March 31, 2015 by the number of unvested shares of restricted stock.
(12)

Represents the unvested portion of options to purchase an aggregate of 15,000 shares granted under the Equity Plan on June 13, 2014. These options to purchase 15,000 shares vest in five equal annual installments commencing on the first anniversary of the date of grant.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock during Fiscal 2015 for each of the Named Executive Officers on an aggregated basis:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Katie L. MacGillivary Vice President-Finance, Chief Financial Officer and Corporate Secretary			5,000 (1)	$70,050 (2)

Peter L. Vosotas (3)	82,500	$1,202,878

(1)	Represents restricted shares granted under the Equity Plan on May 3, 2012, which shares vested on March 31, 2015.
(2)	The value was determined by multiplying the closing price per Common Share on March 31, 2015 by the number of restricted shares that vested.
(3)	Mr. Vosotas retired as President and Chief Executive Officer of the Company effective May 31, 2014 and resigned as Chairman of the Board and a Director of the Company on June 25, 2014.

Pension Benefits

The Company does not provide pension arrangements or post-retirement health coverage for its executives or employees.

Nonqualified Deferred Compensation

The Company does not provide any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or a Change of Control

Employment Agreements

The Company has separate employment agreements with all three of its current Named Executive Officers, namely Ralph T. Finkenbrink, Kevin D. Bates and Katie L. MacGillivary. Mr. Finkenbrink’s and Mr. Bates’ employment agreements were in effect during Fiscal 2015 and were amended and restated on July 2, 2015. Ms. MacGillivary did not have an employment agreement in effect during Fiscal 2015 but entered into an agreement on July 1, 2015. The payments to be made to these Named Executive Officers pursuant to such employment agreements in the event of disability or death, involuntary termination without cause and termination following a change of control are described below. These employment agreements are described in greater detail beginning on page 54.

Payments Made Upon Death or Disability

In the event of the termination of employment due to his or her death or disability, a Named Executive Officer will receive only such compensation and other benefits to which he or she was entitled under his or her employment agreement or otherwise as an employee of the Company through the termination date, including payments of base salary through the calendar month in which such termination occurs.

Payments Made Upon Termination Without Cause or Constructive Termination

In the event of the termination of a Named Executive Officer’s employment (i) by the Company other than for cause (as defined in his or her employment agreement) or (ii) by the Named Executive Officer upon (a) a good faith determination by the Named Executive Officer that there has been a material breach of his or her employment agreement by the Company, (b) a material adverse change in the Named Executive Officer’s working conditions or status, (c) a significant relocation of the Named Executive Officer’s principal office, or (d) upon or within the two-year period following a change of control, a good faith determination by him or her that there has been any of the following: a breach of his or her employment agreement by the Company, any adverse change in his or her working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he or she relocate his or her principal office to a location that is more than ten miles from the location of his or her principal office immediately prior to the change of control, then the Named Executive Officer will be paid (subject to the Section 280G cap described below), a one-time, lump-sum severance payment equal to two times the sum of (A) the Named Executive Officer’s annual base salary in effect at the time of such termination (or, following a change of control, the annual base salary, if higher, in effect during the 180 days prior to the change of control) and (B) the Named Executive Officer’s average annual bonus for the two full calendar years immediately preceding such termination (or, following a change of control, the average annual bonus, if higher, for the two full calendar years immediately preceding the change of control). If such termination of employment occurs during the two years following a change of control, then the Named Executive Officer will also receive the following benefits:

(i)     all restricted stock, restricted stock unit awards, stock options and stock appreciation rights will become fully and immediately vested;

(ii)    any performance shares, performance units or similar performance-based equity awards will be deemed earned on a pro rated basis according as if all performance requirements had been satisfied at the target level (or such higher level as would have been achieved if performance through the date of the termination of employment had continued through the end of the performance period);

(iii)   up to 18 months of the benefits continuation;

(iv)   up to 2 years of outplacement services, capped at 10% of the Named Executive Officer’s annual base salary immediately prior to the date of the change of control (or, if higher, immediately prior to the Employee’s termination of employment); and

(v)    up to $15,000 of fees and expenses of consultants and/or legal or accounting advisors.

A “change of control” is defined in the employment agreements with the Named Executive Officers generally as the occurrence of any of the events that would constitute a change of control under the Plan or a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a change of control of the

Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of the employment agreements.

If any severance payment, either alone or when added to any other payment or benefit to which a Named Executive Officer is entitled from the Company exceeds the amount that may be paid by the Company without a loss of deduction under Section 280G of the Code, then, under the terms of his or her employment agreement, the severance payment and any other such payment or benefit will be either cut back, to a level below the level that would trigger the loss of deduction, or paid in full and subjected to the loss of deduction and excise taxes, whichever results in the better after-tax result to the executive officer.

Long Term Equity Compensation

Equity Plan

Unless the Compensation Committee provides otherwise in any particular award agreement, in the event of a change of control of the Company, awards may be assumed or substitute awards may be made by the Company or its successor that contain similar terms and conditions as the awards issued under the Equity Plan, without participant consent. If awards are assumed or if substitute awards are made, and if the Company or its successor in the change of control transaction terminates a participant within one year following the change of control, then the award will immediately vest on the date of such termination of employment or service, as applicable.

If the Company or its successor does not assume the awards or grant substitute awards, then:

•

At least 15 days prior to the change of control transaction, all options held by employees of the Company or its affiliates will become fully vested, and the Company will provide a notice to all holders of options of their right to exercise their options up to the date of the change of control. On the change of control date, all options will be cancelled. If it is not feasible to give 15 days notice of cancellation of the options, then the Compensation Committee may determine prior to the change of control date that all options held by employees of the Company or its affiliates will become vested on the date of the change of control, and all holders of options will receive a cash payment, in exchange for cancellation of the options, equal to the value of the option as determined by the Compensation Committee.

•	All shares of restricted stock will vest in full immediately prior to the date of a change of control.

•

Performance share awards will be deemed earned immediately prior to the date of the change of control in an amount equal to the amount that would be earned had the target performance goal for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of the change of control.

For purposes of the Equity Plan, a “change of control” generally includes any of the following events:

•

A person or group of persons becomes the beneficial owner of 25% or more of the outstanding Common Shares of the Company or the voting power of any of the Company’s securities, not counting acquisitions approved in advance by the Board of Directors;

•

The members of the Board of Directors on April 1, 2007 (and any new member appointed or elected to the Board whose appointment, nomination or election was approved by two-thirds of the Board, unless the election is in connection with an election contest) cease to constitute a majority of the Board;

•	The consummation or the sale or other disposition of all, or substantially all, of the Company’s assets;

•	The consummation of a complete liquidation or dissolution of the Company; or

•

The consummation of a merger or consolidation of the Company with or into any other company in which the Company’s shareholders immediately prior to the merger or consolidation will own less than 50% of the outstanding common shares or voting control of the surviving company.

In the event of termination of a participant’s employment due to death or disability or termination without cause by the Company, all restricted shares granted to such participant shall become fully vested and the restrictions on transferability under the terms of the award shall lapse.

In the event of termination of a participant’s employment due to death, disability or retirement, all options granted to such participant under the Equity Plan shall become fully vested on the date of such termination and shall be exercisable thereafter for a period of thirty days.

In the event of termination of a participant’s employment due to death or disability prior to the end of a performance period, performance share awards will be deemed earned immediately upon such termination in an amount equal to the amount that would have been earned had the target performance goal for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of termination of employment.

In all other cases of termination, non-vested equity awards under the Equity Plan will be forfeited.

A more detailed description of the Equity Plan can be found below under the heading “Summary of Equity Plan.” If the Omnibus Incentive Plan is approved by our shareholders at the Meeting as proposed above in “Proposal 3: Approval of the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan,” then future incentive awards will be made under the Omnibus

Incentive Plan. The terms of the Omnibus Incentive Plan are described above in “Proposal 3: Approval of the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan.”

Quantification of Termination/Change of Control Payments

The table below reflects the amount of compensation that would have been paid to each of the Named Executive Officers of the Company holding office on March 31, 2015, in the event of his disability or death, involuntary termination without cause or constructive termination, or termination upon a change of control. The amounts assume that such termination was effective as of March 31, 2015 and thus include amounts earned through such time and are estimates of the amounts that would have been paid out upon termination. Each of Mr. Finkenbrink and Mr. Bates was party to an employment agreement with the Company as of March 31, 2015; Ms. MacGillivary did not have an employment agreement with the Company as of such date. On July 2, 2015, each of Mr. Finkenbrink, Mr. Bates and Ms. MacGillivary entered into a new employment agreement with the Company. The amount of compensation currently payable to each of Mr. Finkenbrink, Mr. Bates and Ms. MacGillivary upon the occurrence of any such events is reflected in the second table below.

	Fiscal 2015 Termination/Change of Control Payments

	Death or Disability			Constructive Termination or Termination Without Cause			Termination Upon Change of Control

Name	Salary & Bonus $	Benefits $(1)	Total $	Salary & Bonus $	Benefits $(2)	Total $	Salary & Bonus $	Benefits $(1)	Total $

Ralph T. Finkenbrink President and Chief Executive Officer	--	$280,200	$280,200	$680,000	$280,200	$960,200	$680,000	$280,200	$960,200

Kevin D. Bates Senior Vice President – Branch Operations	--	$321,695	$321,695	$467,500	$321,695	$789,195	$467,500	$321,695	$789,195

Katie L. MacGillivary Vice President – Finance, Chief Financial Officer and Corporate Secretary	--	$123,220	$123,220	--	$123,220	$123,220	--	$123,220	$123,220

(1)

Consists of the value of the accelerated vesting of outstanding unvested restricted stock and stock options. The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common Share on March 31, 2015 by the number of shares of restricted stock that are currently subject to accelerated vesting. The value of the accelerated vesting of unvested stock options was determined by calculating the sum of the differences between the closing price per Common Share on March 31, 2015 and the exercise price for each “in-the-money” option that is currently subject to accelerated vesting.

(2)

Consists of the value of the accelerated vesting of outstanding unvested restricted stock. The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common Share on March 31, 2015 by the number of shares of restricted stock that are currently subject to accelerated vesting.

The table below reflects the amount of compensation to be paid to each of the current Named Executive Officers of the Company in the event of his or her disability or death, involuntary termination without cause or constructive termination, or termination upon a change of control. The amounts assume that such termination was effective as of July 2, 2015 (but the value of the accelerated vesting of outstanding unvested restricted stock and stock options was determined using the closing price per Common Share on March 31, 2015) and, thus, are estimates of the amounts that would be paid out upon termination. The actual amounts to be paid out can only be determined at the time of separation from the Company and may be subject to limitations under the Code.

	Fiscal 2016 Termination/Change of Control Payments

	Death or Disability			Constructive Termination or Termination Without Cause			Termination Upon Change of Control

Name	Salary & Bonus $	Benefits $(1)	Total $	Salary & Bonus $	Benefits $(2)	Total $	Salary & Bonus $	Benefits $(1)	Total $

Ralph T. Finkenbrink President and Chief Executive Officer	--	$280,200	$280,200	$780,000	$280,200	$1,060,200	$780,000	$280,200	$1,060,200

Kevin D. Bates Senior Vice President – Branch Operations	--	$321,695	$321,695	$517,500	$321,695	$839,195	$517,500	$321,695	$839,195

Katie L. MacGillivary Vice President – Finance, Chief Financial Officer and Corporate Secretary	--	$123,220	$123,220	$361,250	$123,220	$484,470	$361,250	$123,220	$484,470

(1)	Consists of the value of the accelerated vesting of outstanding unvested restricted stock and stock options. The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common Share on March 31, 2015 by the number of shares of restricted stock that are currently subject to accelerated vesting. The value of the accelerated vesting of unvested stock options was determined by calculating the sum of the differences between the closing price per Common Share on March 31, 2015 and the exercise price for each “in-the-money” option that is currently subject to accelerated vesting.

(2)	Consists of the value of the accelerated vesting of outstanding unvested restricted stock. The value of the accelerated vesting of unvested restricted stock was determined by multiplying the closing price per Common Share on March 31, 2015 by the number of shares of restricted stock that are currently subject to accelerated vesting.

Summary of Employment Agreements With Named Executive Officers

The following section provides information on our employment agreements with the three current Named Executive Officers noted in the Compensation Discussion and Analysis or in the tables. For the convenience of the reader, we are putting the descriptions of these employment agreements in one location.

On July 2, 2015, the Company entered into an amended and restated employment agreement with Ralph T. Finkenbrink, President and Chief Executive Officer. The agreement currently provides for a minimum base salary of $375,000 and annual performance bonuses as determined by the Compensation Committee. The agreement has an initial term of two years. Thereafter, the agreement automatically renews each year, unless the Company provides to Mr. Finkenbrink, at least sixty days prior to such date, written notification that it intends not to renew this agreement. Upon a change of control, the term of the agreement would be extended until the second anniversary of the change of control. The current term of Mr. Finkenbrink’s employment agreement will expire on July 2, 2017, unless automatically renewed as described above. Mr. Finkenbrink’s employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment equal to two times the sum of his annual base salary in effect at the time of such termination and his average annual bonus for the two full calendar years immediately preceding such termination. On and after a change of control, the agreement gives Mr. Finkenbrink the right to receive a bonus opportunity at a level comparable to his bonus prior to the change of control. Additional protections are provided following a change of control, as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements — Payments Made Upon Termination Without Cause or Constructive Termination.” Mr. Finkenbrink’s agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Finkenbrink will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

On July 2, 2015, the Company entered into an amended and restated employment agreement with Kevin D. Bates, Senior Vice President – Branch Operations. The agreement currently provides for a minimum base salary of $250,000 and annual performance bonuses as determined by the Compensation Committee. The agreement has an initial term of two years. Thereafter, the agreement automatically renews each year, unless the Company provides to Mr. Bates, at least sixty days prior to such date, written notification that it intends not to renew this agreement. Upon a change of control, the term of the agreement would be extended until the second anniversary of the change of control. The current term of Mr. Bates’s employment agreement will expire on July 2, 2017, unless automatically renewed as described above. Mr. Bates’s employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment equal to two times the sum of his annual base salary in effect at the time of such termination and his average annual bonus for the two full calendar years immediately preceding such termination. On and after a change of control, the agreement gives Mr. Bates the right to receive a bonus opportunity at a level comparable to his bonus prior to the change of control. Additional protections are provided following a change of control, as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements — Payments Made Upon Termination Without Cause or Constructive Termination.” Mr. Bates’s agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Bates will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

On July 2, 2015, the Company entered into an employment agreement with Katie L. MacGillivary, Vice President – Finance, Chief Financial Officer and Corporate Secretary. The agreement currently provides for a minimum base salary of $175,000 and annual performance bonuses as determined by the Compensation Committee. The agreement has an initial term of two years. Thereafter, the agreement automatically renews each year, unless the Company provides to Ms. MacGillivary, at least sixty days prior to such date, written notification that it intends not to renew this agreement. Upon a change of control, the term of the agreement would be extended until the second anniversary of the change of control. The current term of Ms. MacGillivary’s employment agreement will expire on July 2, 2017, unless automatically renewed as described above. Ms. MacGillivary’s employment agreement provides that, if she is terminated by the Company without cause, or if she terminates her employment upon (a) a good faith determination by her that the Company has materially breached her employment agreement, (b) a material adverse change in her working conditions or status, (c) a significant relocation of her principal office or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by her that there has been any of the following: a breach of her employment agreement by the Company, any adverse change in her working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that she relocate her principal office to a location that is more than ten miles from the location of her principal office immediately prior to the change of control, then she shall be entitled to a severance payment equal to two times the sum of her annual base salary in effect at the time of such termination and her average annual bonus for the two full calendar years immediately preceding such termination. On and after a change of control, the agreement gives Ms. MacGillivary the right to receive a bonus opportunity at a level comparable to her bonus prior to the change of control. Additional protections are provided following a change of control, as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements — Payments Made Upon Termination Without Cause or Constructive Termination.” Ms. MacGillivary’s agreement further provides that, during the term of the agreement and for a period of two years thereafter, Ms. MacGillivary will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Summary of Equity Plan

The Equity Plan was adopted by the Board of Directors of the Company on June 15, 2006, and approved by the shareholders of the Company on August 9, 2006. The purposes of the Equity Plan are:

•	to attract, retain and reward individuals who serve as key employees and non-employee directors of the Board; and

•

to increase shareholder value by offering participants the opportunity to acquire Common Shares or receive monetary payments based on the value of such Common Shares. By providing stock-based awards to the Company’s key employees and non-employee directors, the Board of Directors believes those individuals will be provided an incentive to increase shareholder value.

The Equity Plan:

•	is administered by the Compensation Committee with respect to key employee participants and the Board of Directors with respect to Non-Employee Director participants;

•	permits the grant of stock options (non-qualified or incentive), restricted stock and performance shares;

•	limits the number of awards that the Compensation Committee may grant to any one key employee participant;

•	limits the number of shares that may be granted as restricted stock to 300,000 Common Shares;

•	prohibits discounted stock options from being granted, and prohibits repricing of stock options;

•	requires shareholder approval for certain changes to the Equity Plan’s terms; and

•	reserves 975,000 Common Shares for awards.

As of the Record Date, only 8,615 Common Shares remained available for additional grants under the Equity Plan. If the Omnibus Incentive Plan is approved by our shareholders at the Meeting, the Equity Plan will be terminated, and no new awards will be granted under such plan, although stock options and restricted stock granted under the Equity Plan and still outstanding will continue to be subject to all of the terms and conditions of such plan.

Summary of Omnibus Incentive Plan

A copy of the Omnibus Incentive Plan is attached to this Proxy Statement and Information Circular as Appendix A. See “Proposal 3: Approval of Nicholas Financial, Inc. 2015 Omnibus Incentive Plan” for a summary of the Omnibus Incentive Plan.

Director Compensation

The following table sets forth information regarding the compensation received by each of the Company’s non-employee directors during the fiscal year ended March 31, 2015:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Alton R. Neal	$41,450						$41,450
Scott Fink	$33,450						$33,450
Stephen Bragin	$33,100		$7,862 (1)				$40,962

(1)

Represents the aggregate grant date fair value (computed in accordance with ASC Topic 718) of options to purchase 5,000 Common Shares granted under the Equity Plan on August 12, 2014 upon Mr. Bragin’s reelection to our Board of Directors.

For the fiscal year ended March 31, 2015, each Director who was not an executive officer of the Company (“Non-Employee Director”) received an annual retainer of $21,000 ($30,000 for the Chair of the Audit Committee), plus $1,000 per Board of Directors meeting or committee meeting attended ($350 if attending telephonically). For the fiscal year ending March 31, 2016, each Director who is a Non-Employee Director receives an annual retainer of $25,000 ($45,000 for the Chair of the Audit Committee and the Chair of the Nominating/Corporate Governance Committee), plus $1,000 per Board of Directors meeting or committee meeting attended ($350 if attending telephonically). Directors who are executive officers of the Company receive no additional compensation for service as a member of either the Board of Directors or any committee of the Board.

Prior to August 9, 2006, the Company maintained the Nicholas Financial, Inc. Non-Employee Director Stock Option Plan (the “Director Plan”). The Director Plan was terminated on August 9, 2006; no new awards have been granted under such plan since that date, and no stock options granted under such plan remain outstanding.

Effective August 9, 2006, the Company adopted the Equity Plan, under which the Board of Directors may grant awards to any Non-Employee Director. Under the Equity Plan, each Non-Employee Director was entitled to receive a grant of options to purchase 5,000 Common Shares upon his or her election or reelection to the Board. No further grants of options to purchase Common Shares will be made to Non-Employee Directors under the Equity Plan. If the Omnibus Incentive Plan is approved by our shareholders at the Meeting, each Non-Employee Director will be entitled to received (i) a grant of options to purchase 5,000 Common Shares upon his or her election or reelection to the Board (including at the Meeting), and (ii) a grant of 2,500 shares of restricted stock upon his or her election or reelection to the Board (including at the Meeting), which shares will vest on the earlier of the third anniversary of the date of grant and the date of the third annual general meeting of shareholders held following the date of grant.

Upon a change of control of the Company, the awards granted to Non-Employee Directors are treated in the same manner as awards made to employees as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than 10% shareholders (collectively for purposes of this paragraph only, “Reporting Persons”) to file reports of their beneficial ownership and changes in beneficial ownership of the Company’s Common Shares with the SEC and furnish copies of such reports to the Company. Based upon a review of copies of the reports filed with the SEC, we believe that no Reporting Person failed to file with the SEC on a timely basis during the fiscal year ended March 31, 2015, any required report relating to transactions involving equity securities of the Company beneficially owned by them, except that: each of Ralph T. Finkenbrink, Alton R. Neal, Scott Fink, Mahan Family II, LLC and Mahan Children II, LLC filed one late report reporting one transaction on an untimely basis; Stephen Bragin filed two late reports reporting a total of two transactions on an untimely basis; each of Gary Mahan, Nancy Ernst and Kenneth Ernst filed one late report reporting two transactions on an untimely basis; and Roger Mahan filed one late report reporting three transactions on an untimely basis.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No Director or executive officer of the Company, no nominee for election as a Director of the Company, and no associate or affiliate of any of them, is or has been indebted to the Company or its subsidiaries at any time since the beginning of the Company’s last completed fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since the beginning of the Company’s fiscal year ended March 31, 2015, there have been no transactions with related persons, and there are no currently proposed transactions with related persons, required by applicable SEC rules and regulations to be disclosed hereunder.

Review, Approval, and/or Ratification of Transactions with Related Persons

The Company recognizes that transactions involving related persons can present potential or actual conflicts of interest and create the appearance that the Company’s business decisions are based on considerations other than the best interests of its shareholders. Therefore, in accordance with the terms of its charter, the Audit Committee of the Board will review and approve transactions involving related persons. The policy covers any transaction involving the Company and a related person, and is not limited solely to those transactions involving related persons that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (i.e., transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

General Policy

Transactions involving related persons must be approved, or ratified if pre-approval is not feasible, by the Audit Committee of the Board consisting solely of independent directors, who will approve or ratify the transaction only if they determine that it is in the best interests of the Company’s shareholders. In considering the transaction, the Audit Committee will consider all relevant factors, including, as applicable: (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. The Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

•	It is the responsibility of management or the affected director or executive officer to bring the matter to the attention of the Audit Committee.

•	Any transaction involving a related person should be presented to the Audit Committee at the next regularly scheduled meeting.

•	All transactions should be pre-approved by the Audit Committee, or if not feasible, ratified by the Audit Committee as promptly as practicable.

•

If a member of the Audit Committee is involved in the transaction, except for purposes of providing material information about the transaction to the Audit Committee, he must be recused from all discussions and decisions about the transaction.

Ongoing transactions involving related persons shall be reviewed by the Audit Committee on an annual basis at the first regularly scheduled meeting of the fiscal year.

Since the beginning of the Company’s last fiscal year, there have been no transactions required to be reported under the applicable SEC rules where such policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company, no nominee for election as a director of the Company, no person who has been a director or executive officer of the Company since the commencement of the Company’s last completed fiscal year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership or securities or otherwise, in any matter to be acted upon at the Meeting.

SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for inclusion in the Company’s proxy statement for its 2016 Annual General Meeting of Shareholders is March 9, 2015. After

May 25, 2015, notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 is considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for the 2016 Annual General Meeting may exercise discretionary voting power with respect to any such proposal.

OTHER MATTERS

MANAGEMENT KNOWS OF NO OTHER MATTERS TO COME BEFORE THE MEETING OTHER THAN THOSE REFERRED TO IN THE NOTICE OF MEETING. HOWEVER, SHOULD ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL, ON A POLL, BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE SHARES REPRESENTED BY THE PROXY.

Dated this 7th day of July, 2015

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ralph T. Finkenbrink

Chairman of the Board

APPENDIX A

NICHOLAS FINANCIAL, INC.

2015 OMNIBUS INCENTIVE PLAN

1. Purposes, History and Effective Date.

(a) Purpose. The purpose of this Nicholas Financial, Inc. 2015 Omnibus Incentive Plan (the “Plan”) is to promote the best interests of Nicholas Financial, Inc. (“Company”) and its shareholders by providing key employees and non-employee directors of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company or receive other incentive compensation on the potentially favorable terms that the Plan provides. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and its Affiliates by those key employees and directors who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success, all of which benefits the shareholders.

(b) History. Prior to the effective date of this Plan, the Company had in effect the Nicholas Financial, Inc. Equity Incentive Plan, which was originally effective August 9, 2006 (the “Prior Plan”). Upon shareholder approval of this Plan, the Prior Plan will terminate and no new awards will be granted under the Prior Plan, although awards previously granted under the Prior Plan and still outstanding will continue to be subject to all terms and conditions of the Prior Plan.

(c) Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date; provided that any Awards granted prior to shareholder approval of this Plan shall be made contingent on such approval. This Plan will terminate as provided in Section 16.

2. Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a) “Administrator” means the Committee with respect to Participants other than Non-Employee Directors and the Board and with respect to Non-Employee Directors; provided that, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such officer or officers.

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

A – 1

(c) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, Incentive Award, Dividend Equivalent Units or any other type of award permitted under this Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall mean, unless the Administrator provides a different definition in an Award agreement, (i) the meaning set forth in the Participant’s employment agreement with the Company or an Affiliate as then in effect, or (ii) if the Participant does not have an employment agreement that defines “Cause,” either of the following: the Participant’s engagement in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to the Company or an Affiliate; or the Participant’s conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which in the opinion of the Administrator, substantially impairs the Participant’s ability to perform his or her duties with the Company or any Affiliate.

(f) “Change of Control” shall mean any of the following events:

(i) The acquisition, without prior approval by the Board, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty-five percent (25%) of either:

(A) The then outstanding shares of common shares of the Company (the “Outstanding Company Common Stock”) or

(B) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); or

(ii) Individuals who, as of July 1, 2015, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to July 1, 2015, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) Consummation of a reorganization, merger, amalgamation, arrangement, consolidation or other business combination (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own as a group, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock and the combined

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voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination; or

(iv) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the foregoing definition shall be deemed amended to the minimum extent necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h) “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board that the Board designates to administer the Plan with respect to Participants other than Non-Employee Directors and composed of not less than two directors, each of whom is a “non-employee director for purposes of Section 16” within the meaning of Rule 16b-3 and each of whom is an “outside director” within the meaning of Code Section 162(m)(4)(C).

(i) “Company” means Nicholas Financial, Inc. or any successor thereto.

(j) “Director” means a member of the Board.

(k) “Disability” shall mean, unless the Administrator provides a different definition in an Award agreement, “permanent and total disability” within the meaning of Code Section 22(e)(3).

(l) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(m) “Effective Date” means July 1, 2015, the date the Board approved this Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

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(o) “Excluded Items” shall mean any items that the Administrator determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(p) “Fair Market Value” means, per Share on a particular date, (i) if the Shares are listed on a national securities exchange, the last sales price on the immediately preceding day on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on such immediately preceding day, then on the last preceding date on which there was a sale on such exchange; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the immediately preceding day, or on the last preceding date on which there was a sale of Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(q) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(r) “Key Employee” shall mean any officer or other salaried key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

(s) “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(t) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(u) “Outside Director” means a Director who qualifies as an outside director within the meaning of Code Section 162(m).

(v) “Participant” means an individual selected by the Administrator to receive an Award.

(w) “Performance Goals” shall mean one or any combination of the following (in all cases after excluding the impact of applicable Excluded Items):

(i) Return on equity for the Performance Period for the Company on a consolidated basis.

(ii) Return on net assets for the Performance Period (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company as defined by the Administrator at the time of selection.

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(iii) Earnings from operations for the Performance Period (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company as defined by the Administrator at the time of selection.

(iv) Pre-tax profits for the Performance Period (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company as defined by the Administrator at the time of selection.

(v) Net earnings for the Performance Period (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company as defined by the Administrator at the time of selection.

(vi) Net earnings per Share for the Performance Period for the Company on a consolidated basis.

(vii) Net cash provided by operating activities for the Performance Period (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company as defined by the Administrator at the time of selection.

(viii) Market price per Share for the Performance Period.

(ix) Total shareholder return for the Performance Period for the Company on a consolidated basis.

(x) Number of branch openings for the Performance Period (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company as defined by the Administrator at the time of selection.

(xi) Minimum charge-off (i.e., bad debt write-offs) for the Performance Period (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company as defined by the Administrator at the time of selection.

(xii) Gross accounts receivable for the Performance Period (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company as defined by the Administrator at the time of selection.

(xiii) With respect to Awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m), such other goals as the Administrator may specify.

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(x) “Performance Period” shall mean any period for which a Performance Goal or Performance Goals have been established.

(y) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

(z) “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(aa) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(bb) “Plan” means this Nicholas Financial, Inc. 2015 Omnibus Incentive Plan, as it may be amended from time to time.

(cc) “Retirement” shall mean, unless the Administrator provides otherwise, a Key Employee’s termination of employment or a Non-Employee Director’s resignation or failure to be re-elected to the Board, on or after age 65, or on or after age 55 with 10 years of service with the Company and its Affiliates.

(dd) “Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(ee) “Restricted Stock Unit” means the right to receive a cash payment and/or Shares the value of which is equal to the Fair Market Value of one Share.

(ff) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(gg) “Share” means a share of Stock.

(hh) “Stock” means the Common Stock of the Company, $.01 par value.

(ii) “Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(jj) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

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3. Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b) Delegation of Authority. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors and does not relate to Awards intended to qualify as performance-based compensation under Code Section 162(m). If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16(e)) in substitution for any other Award (or any

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other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 18, an aggregate of seven hundred fifty thousand (750,000) Shares, plus the number of Shares available for issuance under the Prior Plan that had not been made subject to outstanding awards as of the Effective Date, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. All of such Shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted.

(b) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right; or (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

(c) Addition of Shares from Prior Plan. After the Effective Date, if any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect (taking into account such Prior Plan’s provisions concerning termination or expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the Prior Plan.

(d) Participant Limitations. Subject to adjustment as provided in Section 18, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 50,000 Shares (or 15,000 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company;

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(ii) receiving Awards of Restricted Stock and/or Restricted Stock Units, and/or other Stock-based Awards pursuant to Section 13, relating to more than 25,000 Shares (or 7,500 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 50,000 Shares in respect of any period of two consecutive fiscal years of the Company, or of more than 75,000 Shares in respect of any period of three consecutive fiscal years of the Company;

(iv) receiving Annual Incentive Award(s) in respect of any single fiscal year of the Company that could result in a payment of more than $750,000;

(v) receiving Long-Term Incentive Award(s) and/or Award(s) of Performance Units the value of which is not based on the Fair Market Value of a Share in respect of any period of two fiscal years of the Company that could result in a payment of more than $1,250,000, or in respect of any three fiscal years of the Company that could result in the payment of $1,500,000; or

(vi) receiving other Stock-based Awards pursuant to Section 13, or Dividend Equivalent Units, relating to more than 25,000 Shares (or 7,500 Shares, in the case of a Non-Employee Director) during any fiscal year of the Company.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that, to the extent permitted by and consistent with the requirements of Code Section 409A, the exercise price may vary during the term of the Option if the Administrator determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Administrator determines is appropriate (but in no event may the exercise price per Share be less than the Fair Market Value of a Share as determined on the date of grant); (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. To the extent permitted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of

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Options may be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period (provided that any period of vesting applicable to Restricted Stock or Restricted Stock Units that are (i) not subject to a Performance Goal and (ii) granted to a Participant other than a Non-Employee Director may not lapse more quickly than ratably over three (3) years from the date of grant, subject to Sections 14 and 18) and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

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10. Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement (except, in the case of an Award intended to constitute performance-based compensation under Code Section 162(m), to the extent inconsistent with the applicable requirements of Code Section 162(m)), or such other circumstances as the Administrator may specify; and provided further that any performance period applicable to an Annual Incentive Award must relate to a period of at least one year.

11. Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement (except, in the case of an Award intended to constitute performance-based compensation under Code Section 162(m), to the extent inconsistent with the applicable requirements of Code Section 162(m)), or such other circumstances as the Administrator may specify.

12. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option or Stock Appreciation Right; and provided further that no Dividend Equivalent Unit granted in tandem with another Award shall include vesting provisions more favorable to the Participant than the vesting provisions, if any, to which the tandem Award is subject; and provided further that no Dividend Equivalent Unit shall provide for payment on Performance Shares or Performance Units prior to their vesting.

13. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

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14. Minimum Vesting and Performance Periods. Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Administrator, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate or shorten the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, Disability, Retirement (as defined by the Administrator), termination by the Company or an Affiliate without Cause or a Change of Control. Notwithstanding the preceding statement or any other provision of the Plan, once established, the Administrator shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Administrator may decrease the amount of compensation a Participant may earn under such an Award.

15. Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

16. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 16(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan. In addition, no Award may constitute qualified performance-based compensation within the meaning of Code Section 162(m) unless, to the extent required by Code Section 162(m) for such Award to constitute qualified performance-based compensation, the material terms of the Performance Goals applicable to such Award are disclosed to and reapproved by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth (5th) year following the year in which the shareholders previously approved the Performance Goals.

(b) Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

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(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or the limits set forth in Section 6(c) (except as permitted by Section 18), or (B) an amendment that would diminish the protections afforded by Section 16(e).

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Except as provided in Section 16(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 18 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after

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termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 18, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b)(ii).

17. Taxes.

(a) Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then the Administrator may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator

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requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

18. Adjustment and Change of Control Provisions.

(a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a), (b) and (c)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

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Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Effect of Change of Control. Except to the extent the Administrator provides otherwise, the following provisions shall govern Awards upon the occurrence of a Change of Control:

(i) Assumption or Replacement. In connection with a Change of Control, an Award may be assumed, or a substitute Award that preserves the economic value of the Award and that contains similar terms and conditions as the Award prior to the Change of Control may be issued, in each case without the consent of the Participant. However, in either case, if the Participant’s employment or service as a Board member is terminated by the Company (or the successor employer in the Change of Control transaction) without Cause within one year after the date of the Change of Control, then the Award shall fully vest and become earned as of the date of such termination of employment or service.

(ii) Effect if Awards Not Assumed or Replaced. If, in connection with a Change of Control, an Award is not to be assumed or a substitute award is not to be granted in accordance with subsection (i), then:

(A) Subject to paragraph (B), at least fifteen (15) days prior to the date of the Change of Control, each Option or Stock Appreciation Right that is outstanding at such time and that is held by a Participant who is employed by the Company or an Affiliate or serving as a Non-Employee Director of the Company shall become immediately and fully exercisable; and the Administrator shall notify each Person holding an Option or Stock Appreciation Right of their right to exercise such Award up to the date immediately preceding the Change of Control;

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and upon the date of the Change of Control, all Options and Stock Appreciation Rights shall automatically terminate without consent of the Person;

(B) If it is not feasible or desirable for advance notice of a Change of Control to be given under paragraph (A), as determined by the Administrator in its sole discretion, or if the advance notice is not provided at least fifteen (15) days prior to the date of the Change of Control, then:

(1) each Option or Stock Appreciation Right that is outstanding immediately prior to the date of the Change of Control and that is held by a Participant who is then employed by the Company or an Affiliate or serving as a Non-Employee Director of the Company shall become immediately and fully vested on the date of the Change of Control; and

(2) if so determined by the Administrator prior to the date of the Change of Control, each Option or Stock Appreciation Right that is outstanding as of the date of the Change of Control (including each Option or Stock Appreciation Right that becomes fully vested under paragraph (a)) shall be terminated as of such date without the consent of the Person holding such Award in exchange for a cash payment by the Company to the Person in an amount equal to the value of the vested portion of the Option or Stock Appreciation Right that has not been exercised as of the date of the Change of Control (such value to be determined based on the Black-Scholes methodology or such similar method of valuing options as shall be selected by the Administrator);

(C) Each grant of Restricted Stock and Restricted Stock Units shall become vested immediately prior to the date of the Change of Control;

(D) Each grant of Performance Shares and Performance Share Units shall be deemed earned immediately prior to the date of the Change of Control in an amount equal to product of (1) the number of Shares that would be earned assuming the target Performance Goal(s) had been met as of the date of such Change of Control, and (2) a fraction, the numerator of which is the number of days that have elapsed in the Performance Period through the date of the Change of Control and the denominator of which is the number of days in the full Performance Period.

(E) Each other Award not addressed in paragraphs (A)-(D) shall become vested or earned in full immediately prior to the date of the Change of Control.

Notwithstanding anything to the contrary in this Plan, upon a Change of Control, the Administrator may elect to cancel some or all Awards that are outstanding upon the date of such Change of Control, whether or not then vested, in exchange for cash or property equal to the Fair Market Value of such cancelled Awards, as determined by the Administrator in its discretion; provided that Options or SARs the exercise or grant price

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per Share of which exceeds the Fair Market Value of a Share in the Change of Control may be cancelled for no payment.

(d) Application of Limits on Payments.

(i) Determination of Cap or Payment. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments in conjunction with any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 18(d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).

(ii) Procedures.

(A) If a Participant or the Company believes that a payment or benefit due the Participant will result in some or all of the Total Payments being subject to the Excise Tax, then the Company, at its expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel (“National Tax Counsel”) selected by the Company (which may be regular outside counsel to the Company), which opinion sets forth (1) the amount of the Base Period Income (as defined below), (2) the amount and present value of the Total Payments, (3) the amount and present value of any excess parachute payments determined without regard to any reduction of Total Payments pursuant to Section 18(d)(i)(B), and (4) the net after-tax proceeds to the Participant, taking into account applicable federal, state and local income taxes and the Excise Tax if (x) the Total Payments were delivered in accordance with Section 18(d)(i)(A) or (y) the Total Payments were delivered in accordance with Section 18(d)(i)(B). The opinion of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel opinion determines that Section 18(d)(i)(B) applies, then the Plan Payments or any other payment or benefit determined by such counsel to be includable in the Total Payments shall be reduced or eliminated so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In such event, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial

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assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

(B) For purposes of this Section 18: (1) the terms “excess parachute payment” and “parachute payments” shall have the meanings given in Code Section 280G and such “parachute payments” shall be valued as provided therein; (2) present value shall be calculated in accordance with Code Section 280G(d)(4); (3) the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Code Section 280G(d)(1); (4) for purposes of the opinion of National Tax Counsel, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4); and (5) the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation, and state and local income taxes at the highest marginal rate of taxation in the state or locality of the Participant’s domicile, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

(C) If National Tax Counsel so requests in connection with the opinion required by this Section 18(d)(ii), the Company shall obtain, at the Company’s expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant solely with respect to its status under Code Section 280G.

(D) The Company agrees to bear all costs associated with, and to indemnify and hold harmless the National Tax Counsel from, any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 18, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

(E) This Section 18 shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 18 shall be cancelled without further effect.

19. Miscellaneous.

(a) Award Agreements. An Award agreement in the form (consistent with the terms of the Plan) that the Administrator approves shall evidence each Award.

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(b) Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in the form(s) that the Administrator shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator. These rules and procedures may include provisions for the payment or crediting of interest on installment or deferred payments. Any deferral of cash payable or Shares deliverable under an Award shall comply with the requirements of Code Section 409A, and the terms of such provision are incorporated herein by reference to the extent required.

(d) Share Certificates; Representation. In addition to the restrictions imposed herein, all certificates or book entries for Shares delivered pursuant to any Award shall be subject to those legends, stop transfer orders and other restrictions as the Administrator may deem advisable or those rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or other market upon which the Shares are then listed or traded, and any applicable federal or state securities laws. The Administrator may require each Participant (or other Person who acquires Shares by means of an Award originally made to a Participant) to represent to the Company in writing that he or she is acquiring the Shares without a view to their distribution.

(e) No Rights to Awards. No Key Employee, Non-Employee Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Non-Employee Directors, Participants, or holders or beneficiaries of Awards under the Plan. The terms of Awards need not be the same with respect to each Participant.

(f) Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

(g) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

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(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(h) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(i) Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(j) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement,

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the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(k) Governing Law; Venue. Florida law (without reference to conflict of law principles) and applicable federal law govern this Plan, any Award and any Award agreement. Any legal action or proceeding relating in any way to this Plan (including any Award or Award agreement) shall be heard in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida or the U.S. District Court for the Middle District of Florida, Tampa Division, and all parties to such action or proceeding consent to personal jurisdiction in each trial court in the selected venue having subject matter jurisdiction notwithstanding their residence or situs. Any such action may be heard only in a “bench” trial, and any party to such an action waives its right to assert a jury trial. Any legal action or proceeding relating in any way to this Plan must be brought within 365 days after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(l) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles. The provisions of Section 409A of the Code are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A of the Code to comply therewith.

(m) Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

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8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Annual General Meeting to be held on Thursday, August 13, 2015

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.

6.	The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.	Fold

Proxies submitted must be received by 10:00 AM, EDT on Tuesday, August 11, 2015.

VOTE USING THE INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Go to the following web site:
www.investorvote.com
•	Smartphone?
Scan the QR code to vote now.

If you vote by the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose to vote using the Internet.

To vote by the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

+	+

Appointment of Proxyholder

I/We being holder(s) of Nicholas Financial, Inc. hereby appoint: Ralph T Finkenbrink, President and Chief Executive Officer, or failing him, Katie MacGillivary, Chief Financial Officer of the Company,	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Nicholas Financial, Inc. to be held at 2454 McMullen Booth Road, Building C, Clearwater, Florida, on Thursday, August 13, 2015 at 10:00 AM EDT and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold

01. Scott Fink	☐	☐	02. Robin J. Hastings	☐	☐

							For	Withhold	Fold
2. Appointment of Auditors
To ratify the appointment of Dixon Hughes PLLC as the Company’s Independent Auditors for the fiscal year ending March 31, 2016.							☐	☐

						For	Against	Abstain
3. Approval of 2015 Omnibus Incentive Plan
To approve the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan as described in the Proxy Statement and Information Circular.						☐	☐	☐

						For	Against	Abstain
4. Advisory Vote on Compensation of Named Executive Officers
To approve the compensation of the Company’s named Executive Officers.						☐	☐	☐

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Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.	DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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